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                            CONFIDENTIAL TREATMENT REQUEST


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EXHIBIT 10.31
TO 10-K FOR 1996                            USCS INTERNATIONAL, INC.

            STRATEGIC BUSINESS ALLIANCE AGREEMENT DATED FEBRUARY 28, 1997
                           BETWEEN THE REGISTRANT AND CBIS.


                     --------------------------------------------


                        STRATEGIC BUSINESS ALLIANCE AGREEMENT


INTERNATIONAL BILLING SERVICES, INC., a California corporation (hereinafter called "IBS"), and CINCINNATI BELL INFORMATION SYSTEMS INC., an Ohio corporation (hereinafter called "CBIS"), agree as follows:

This Agreement terminates and replaces in its entirety that Statement Production Services Agreement dated October 9, 1990 between U.S. Computer Services (predecessor in interest to IBS) and CBIS.

1.  TERM OF AGREEMENT.  The initial term of this Agreement shall be for five
    (5) years commencing on the date of full execution. After the initial term, this Agreement shall be automatically renewed for one two (2)-year period unless either party hereto provides to the other written notice of intent not to renew at least ninety (90) days prior to the expiration date of the original term.

2.  MARKETING RELATIONSHIP

    2.1  MARKETING TO NON-CABLE CUSTOMERS IN THE COMMUNICATIONS MARKET.

         2.1.1 IBS recognizes that CBIS considers rating, usage processing, formatting and consolidation to be strategic parts of CBIS's services. CBIS and IBS will work together to develop account development plans and strategies that are mutually advantageous and meet customer needs. One mutual strategy may include an interim or initial solution of bill consolidation and formatting by IBS followed by a later implementation of the long term bill consolidation solution by CBIS exclusively.

         2.1.2 IBS' primary business is statement production services. IBS considers CBIS its preferred partner for outsourced rating, usage processing, formatting and consolidation of communications usage with the target clients defined in Attachment D. CBIS and IBS will work together to determine the most appropriate marketing strategy for their respective services within these target clients.

         2.1.3 CBIS and IBS will work together in the following manner to meet their own strategic priorities and customers' bill consolidation needs: (a) if a current CBIS/IBS customer requires bill consolidation, CBIS/IBS will work together to determine the best course of action; (b) if there is a new opportunity for both CBIS and IBS, under the spirit of the agreement both parties should bid together as first option but may agree to a different strategy. By October 1, 1997, CBIS and IBS will (i) develop a mutually agreeable plan relative to the international marketplace;


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         (ii) develop a plan to market new products and services designed to provide CBIS with unique market capabilities; and (iii) develop the technical strategies and plans for bill consolidation.


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2.2 MARKETING TO CABLE CUSTOMERS

         2.2.1 "Cable customers" are defined as those customers whose primary business is cable TV and broadband services, but who may be providing multiple services in addition to cable TV and broadband services.

         2.2.2 As to Cable customers, IBS will take a neutral position concerning CBIS and CableData with companies for whose business CBIS and CableData compete

         2.2.3 Each party will ensure all its employees and the employees of its parent or affiliates do not disclose the terms of this relationship. IBS will take positive actions to educate relevant USCS and CableData employees of the importance of and grievous consequences of breach of this provision. The parties both understand that information on the existence of this relationship could come from a variety of sources and that any customers or potential customers may have obtained information from such other sources. If either party believes the other has breached this provision, then within ninety
         (90) days of the alleged breach, the aggrieved party may resort to remedies pursuant to Paragraph 4.3. Upon adjudication in its favor in arbitration that such disclosure was made with intent to disparage, the aggrieved party may deem the breach to be incurable.

         2.2.4 If required, IBS may develop a unique capability for CBIS' exclusive use with cable industry customers, upon agreement as to parameters and price. CBIS will have the ability to sell IBS' statement processing services either bundled or unbundled with CBIS' processing services.


    2.3 DEDICATED MANAGERS. IBS will appoint a dedicated Account Manager, and CBIS will appoint a dedicated Sales and Marketing Director to drive the relationship. Through these representatives, the parties will work to define operational roles and responsibilities, define target accounts and target communications markets, prepare customer specific plans, define and meet specific objectives, provide understanding of future strategies, requirements, and education on services and define support and resources for identified opportunities.

3.  STATEMENT PRODUCTION SERVICES

    3.1  DEFINITION AND PROCESS

         3.1.1 SERVICES. Statement production services ("Services") are detailed in Attachment A and include the following: Computer Processing for statement production, Image Printing, Inserting, Technical Support, Inventory Management, First Page Form, Additional Page Form, Send Envelope, Remit Envelope, Flat Envelope, Variable Depth Box, Programming, Image Based Microfiche, Microfiche Copies, Forms Creation (Pre-printed), Forms Creation (Electronic), Creative Design Services, Custom Reports, Hold, Halt/Restart/Abort, Insert Handling,

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         Storage, Invalid ZIP code & Foreign Mail, Pulled Statement, Held
         Statement, Over 11oz. Statement, and Packaging
         3.1.2 PROCESS. Statement production begins with the delivery of data (as defined in 3.3.1) to IBS and concludes with IBS' distribution of the final statement to the U.S. Postal Service.


3.2 PREFERRED PROVIDER

         3.2.1 SERVICES. The parties agree that IBS will be the provider of statement production Services for a minimum of 85 percent of CBIS's statement production. If at any time CBIS falls below the 85 percent, the parties will mutually agree to move the appropriate production volume required to achieve the minimum to IBS as soon as operationally possible, but not to exceed 180 days, unless IBS is unable to convert the volumes within the 180 days. If the 85 percent is not achieved within the 180 days (unless excused by IBS's inability to convert within that time frame), then the remedies set forth in Paragraph 4.3 shall be invoked. The statement production volumes covered by this paragraph will exclude any statement production that CBIS provides for traditional cable TV and broadband services as defined in Paragraph 2.2, which statements shall not be counted toward the minimum 85 percent under the Agreement. Notwithstanding the foregoing, IBS and CBIS shall not be precluded from working together to pursue such business, as appropriate. There will be no charge for migration to IBS of existing CBIS customers listed in Attachment F subject to and based on an agreement of both parties on the format standards as set forth in Paragraph 3.3.1 below.


         3.2.2 PAPER STOCK. CBIS agrees that IBS will be the provider of paper materials for all current CBIS customers for whom IBS or CBIS presently provides paper and for all future CBIS customers covered by this Agreement. All paper/materials provided by a customer covered by this Agreement must conform to IBS specifications as defined by the IBS Qspec process at the time the request for materials is made. The Qspec process on the date of this Agreement is set forth in Attachment H. These specifications will be reviewed with CBIS in order to ensure compliance. If a specific customer cannot conform to these specifications, then IBS will not be held responsible for turnaround or quality issues associated with paper.


3.3      DELIVERY OF MATERIAL AND DATA FOR PROCESSING

         3.3.1 DATA. CBIS will provide IBS with print or fixed format data to be processed by IBS to provide Services. CBIS and IBS agree that data will be provided by CBIS in standard format or formats jointly agreeable to the parties. The parties will cooperatively undertake a due diligence analysis regarding mutually beneficial standard format or formats (eg., Xerox DJDE, IBS Standard AFP or as otherwise agreed by the parties) and will determine the best strategies and resource commitment by each party. Each party will provide a project manager and a


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         technical resource person to assess the format requirements for each customer's application software. Based on the agreed-to plan, the appropriate resources will be made available by each party to form a team, including the project manager and technical resource person from each party, to insure the timely implementation of that plan. Each party will be responsible for its implementation costs associated with the modification of its systems to conform to these standards. In the future, if changes to the agreed-upon format are required on a customer's behalf, each party will charge for its respective share of these changes, as appropriate, wherever possible.

         3.3.2 TESTING FOR NEW SYSTEMS. Testing of the systems necessary to provide Services as set forth in Attachment A of this Agreement for new systems will occur as mutually agreed. This will include exercising all aspects of the Services package provided for in this Agreement. Agreed-upon testing may include live production, which will be billable.

         3.3.3 FORMATS AND PROTOCOLS; CHANGES. IBS and CBIS will initially agree upon statement, envelope, print file, and tape formats; electronic data transmission protocol (if applicable); cutoff volumes and statement cutoff dates. Once the format, protocol and cutoff dates are agreed upon, changes must be by written notification to IBS by CBIS and must adhere to the following schedule and conform to IBS' then current Insert Ordering Guide (see Attachment G for a copy of the Insert Ordering Guide in effect as of the date of this Agreement):


         Forms Printing:                         Artwork approval 45 days prior to live use
         Envelope Printing:                      Artwork approval 45 days prior to live use
         Insert ("Stuffer") Printing:            Artwork approval 21 days prior to live use
         Electronic Forms:                       Format approval 5 days prior to live use for
                                                     New Forms; 15 days for revisions
         Data or Print File Format:              90 days written notification
         Tape Format:                            90 days written notification
         Data Transmission Protocol:             Mutually agreed
         Inserting Plan Setup:                   5 days written notification

         Certain changes may involve custom programming charges which will be quoted in advance. Changes involving a change of paper and/or envelope stock which result in unused inventory of such stock are subject to an unused stock fee as described in section 3.5.6.

         Should CBIS request changes to specifications to be completed in less time than the stated time schedule described above, then CBIS shall be charged a rush charge. This rush charge is in addition to the quoted prices in Attachment B and shall be quoted on a per order basis.


         3.3.4 DELIVERY OF DATA. Delivery of the data or print file to the IBS statement production facility will be via either tape, electronic data line transmission, or other mutually agreed upon electronic media. Delivery of tapes to IBS shall be at CBIS's expense. For electronic data line transmission of statement production data, CBIS and IBS shall share financial and operational responsibility for data transmission from CBIS's current computer facilities (Lake Mary FL and Cincinnati OH) to IBS' statement production facility in El Dorado Hills. If CBIS


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adds additional computer facilities, the parties will agree on financial and operational responsibility for data transmission to IBS' statement production facility from the new facilities.

         3.3.5 RELEASE FOR PRINT. CBIS may, at its option, transmit system data before a final accuracy check has been made. IBS will, therefore, hold all cutoffs in abeyance until a written release by facsimile (or other method as otherwise mutually agreed) has been issued by CBIS. Should retransmissions be necessary or a release be issued that is later rescinded, CBIS shall pay IBS for any work performed prior to rescission at Attachment B rates. Should CBIS's statements already have been released to the U.S. Postal Service when the rescission was issued, CBIS shall pay postage and IBS shall incur no liability for incorrect statements. Processing begun by IBS before a release has been issued by CBIS is at IBS' risk and CBIS will not be charged for such work if retransmission is necessary.

         3.3.6 SCHEDULES. CBIS agrees to set reasonable estimates of schedules not less than thirty (30) days in advance as to date and estimated volumes for cut off, data and print file transmissions for production of statements.



3.4 PROCESSING AND NORMAL TIME FOR PRODUCTION

         3.4.1 DEFINITIONS. As used herein, the following terms have the following meanings: A "CUTOFF" is defined as IBS' complete receipt of usable statement data print file and subsequent CBIS release for print. The term "MAILING" is defined as the entry of statements into the U.S. Postal Service ("USPS"). "TRAY TURNAROUND TIME" is defined as the elapsed time between cutoff and mailing of each USPS tray of statements. A "STATEMENT RUN" is defined as the elapsed time between a cutoff and the mailing of the last USPS tray for the cutoff.

         3.4.2. TURNAROUND COMMITMENT. Agreement with regard to turnaround commitment for specific end users will be made consistent with Paragraph 2.3 and metrics will be implemented consistent with Paragraph 3.8. Except as otherwise agreed by the parties with regard to specific end users (such as the agreed to fixed schedule due out dates for AWS), the following is the IBS turnaround commitment. IBS will accommodate a peak load of six percent (6%) per product line in any 24 hour period with an absolute Statement Run time of 24 hours, subject to the maximum volumes per cycle set forth below. For a peak load in excess of six percent (6%) of the prior month's image volume, plus new cycles forecasted by CBIS for that month, in any 24 hour period Statement Run time will be 24 hours for six percent (6%) and an additional 12 hours for the amount greater than six percent (6%) up to a maximum of nine percent (9%). In those instances where the peak is exceeded due to IBS' acts, IBS will manage to the original turnaround commitment for the specified cutoff. In any 24 hour period that the CBIS demand exceeds maximum percentage limit, IBS will work with CBIS to determine the priority with which different jobs will be run. Whenever necessary, the list of jobs to be delayed will be provided by CBIS. For all cycles that are less than 500,000 images, turnaround will be 24 hours; for any cycles greater than 500,000 images, turnaround will be 36 hours for a maximum cycle


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         size of 750,000 images.  There will be no rate differential for
         36-hour turnaround. The cycle size limit will be reevaluated on an annual basis or as required by CBIS clients' statement cycle sizes.

         Should CBIS, after-cutoff has occurred, request IBS to place a hold on statement production, the Statement Run time shall be extended by the time of the hold. Likewise, should a hold on statement production be necessary due to submission by CBIS of changes to print file format, tape format, forms, envelopes, inserts, data transmission protocol or statement cutoff dates later than the limits outlined in Paragraph 1.3, Statement Run time shall be extended by the time of the hold.

3.5 PRICE

         3.5.1 PRICING COMMITMENTS. It is the parties' intent to offer the most cost-effective value for statement production services presently and throughout the life of the contract relationship. IBS guarantees that, at the time of signing this Agreement, CBIS has the best rate offered to any IBS clients (including CableData) for comparable services, except with respect to simplex continuous forms. IBS will provide consistent pricing for level of distribution; as a value-added reseller of IBS services, IBS's price to CBIS (in the wireless and wireline industry and in specific competitive situations with similarly situated customers) will be lower than the IBS price to the end user and no greater than the IBS price for other value added resellers for like services and like terms for outsourced work performed at IBS-managed facilities, except that IBS is not committed to provide a lower price to CBIS in those unusual and extraordinary circumstances that arise from time to time in the wireless and wireline industry where IBS determines in good faith it must utilize prices to the end user for strategic purposes (e.g. temporary introductory pricing, competitive knock outs, etc.). IBS must give notice to the CBIS Senior Vice President of Marketing or President of CBIS (but without any discussions of price, because of antitrust) where it intends to use the "unusual and extraordinary circumstance" exception. Where (a) IBS had invoked the "unusual and extraordinary circumstance" exception and (b) pursuant to the exception, IBS has made a lower price bid to the end user and (c) CBIS and IBS subsequently agree on a joint bid for the end user, then IBS and CBIS will jointly determine the best joint marketing approach which may include the lower price being made available to CBIS for the specific end user opportunity (which special pricing will not carry over into or affect other prices under this Agreement). As used in this Paragraph 3.5.1, "like services and like terms" means the end user is on substantially the same printing platform (see Attachment A for description of current printing platforms), uses forms of the same size and grade paper (material specifications), has comparable volumes of images, has comparable volumes of statements, has comparable number of inserts, has comparable data input methods and protocol, has comparable computer processing requirements, has comparable number of cutoffs, has comparable payment terms and has comparable turnaround obligations (including peak).

         3.5.2 OPERATIONAL TEAM. Each party will create a designated team to ensure that economies are realized by reducing costs and increasing value.

         3.5.3 SENIOR EXECUTIVE REVIEW. Each party will designate at least one member at the vice president or above level to meet semi-annually to assess the ongoing issue of competitiveness of pricing, to set short and long-term objectives, to ensure that performance goals are met; and to review Services and the prices of


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         those services, and work together to identify areas where economies of scale can be realized (i.e., processing, materials, and the application of new technology) and to review methods of reducing postage and paper stock costs.

         3.5.4 PRICE SCHEDULE. The price schedule for the Services is set forth in Attachment B, subject to certain processing discounts, as more specifically set forth in Attachment C, and subject to adjustments as set forth below. Pricing excludes the cost of CBIS's
         postage. Programming services will be subject to a [        *       ]
         discount from IBS' standard programming rates as described in Attachment B.

         IBS will waive all minimum fees, with the exception of those for special services as specified in Attachment B, if CBIS will standardize each individual CBIS customer's format and materials for treatment runs and work to minimize the number of small runs. Those complete plans and/or cutoffs identified as all foreign mail will not be charged foreign mail special handling charges as specified in Attachment B. IBS will utilize an international remailer or the US Postal Service (whichever is most economic) to minimize the handling and postage charges and CBIS would pay only those service fees and/or postage as applicable.

         3.5.5 PRICE ADJUSTMENTS FOR PRICES OTHER THAN PAPER. Prices, excluding paper prices (which will be subject to separate price adjustment set forth in Paragraph 3.5.6), will be subject to annual inflation increase at a rate not to exceed 75 percent of CPI-U, as follows: IBS may, one (1) year after the effective date of this Agreement and thereafter (but no more than once in each twelve (12) month period), upon forty-five (45) days' written notice to CBIS, implement such increase, provided, however, that the percentage
         increase in such prices shall not exceed [   *   ] of the applicable
         percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) for Other Goods and Services, published by the U.S. Department of Labor, Washington, D.C. The CPI-U in effect on the Effective Date shall be the rate used in determining the initial year increase.

         3.5.6 PRICE ADJUSTMENTS FOR PAPER. IBS may each calendar quarter during the term of the Agreement, commencing on the first day of the calendar quarter beginning the initial statement run, increase or decrease prices set forth in Attachment B under "Paper Products" by the same percentage as the weighted average percentage increases or decreases of the relevant subweight (as specified in Attachment A) for electrophotographic bond or recycled grade roll stock (for forms) and of the relevant subweight (as specified in Attachment A) of white wove or white wove recycled envelope roll stock (for envelopes).
         White wove envelope grade roll stock mill price increases and decreases will be determined from notices from James River Corporation. Electrophotographic grade roll stock price increases and decreases will be determined from Champion International Corporation. Recycled roll stock increases and decreases will be determined from James River/Eureka. Bond grade roll stock increases and decreases will be determined from James River/MOCR. The base date for mill prices shall be January 1, 1997. A weighted daily average of the appropriate index will be compared to the weighted daily average for the preceding calendar quarter. For example, within 15 days after the end of Q1, new prices are determined based on the weighted daily average prices in Q1; such prices to take effect as of the first day of Q2. The Controller of IBS shall notify CBIS of price increases or decreases within fifteen (15) days after the commencement of the calendar quarter for which the increase or decrease applies.

         ----------------------
         * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential


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         treatment request.


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         IBS may order Forms and Envelope Stock in not more than one hundred twenty (120) day increments; any price increase or decrease under this Paragraph 3.5.6 shall be effective for all Forms and Envelopes as provided herein (including forms in inventory) for the calendar quarter following the quarterly determination of increase or decrease. The parties understand and agree that rush charges are not part of the "Forms and Envelopes" prices but are in addition to those prices and will be billed to CBIS at the time that they occur.

         As referenced in Paragraph 3.3.3 above, any unused envelopes or statement stock provided by IBS will be charged to the Customer at the time they are discarded at the rates set forth in Attachment B, as modified within this section.

         3.5.7 ADJUSTMENT FOR USPS CHANGES. In the event that the U.S. Postal Service modifies or announces new postal regulations and such regulations increase IBS' cost of mailing CBIS's statements, then the following provisions shall be operative:
              (a) If such changes are mandatory (i.e., IBS must comply with such regulations to enter mail into the USPS), IBS will give CBIS notice of such changes, the parties will review the overall costs and benefits, CBIS and IBS will develop an implementation plan to pass through costs and CBIS and IBS will jointly present the changes to the end users. The parties will work together to determine the best method of passing through and apportioning these additional costs (such as one-time charge, per statement charge, etc.). IBS may increase the Statement charge as set forth in Attachment B; this increase will be limited as follows:

                   (i) for current CBIS customers without contract escalators who will not, after good faith attempt by CBIS, agree to a pass through of increases, this IBS increase to CBIS will be limited to one-half of CBIS's fair-share allocated portion of the actual increase in cost to IBS rounded to the next highest thousandth of a dollar.

                   CBIS will be charged a percentage of IBS's cost that will be computed as a ratio of (1) the weighted average of the combination of CBIS' monthly statement volume and the remaining term of CBIS's contract to (2) the volume and remaining term of all IBS customers.

                   (ii) for current CBIS customers with contract escalators, for future CBIS customers, and for CBIS customers whose contracts were renewed after the signing of this Agreement, CBIS will be charged its fair-share allocated portion of the actual increase in cost to IBS rounded to the next highest thousandth of a dollar.

              (b) If such changes are optional or discretionary (i.e., IBS is not required to make such changes in order to enter mail into the
              USPS), IBS will give CBIS notice of such changes, review the overall costs and benefits, CBIS and IBS will develop an implementation plan to pass through costs and CBIS and IBS will jointly present the changes to the end users. CBIS and IBS will agree on any allocation of costs prior to the changes being implemented.


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         3.5.8 ELIGIBILITY FOR NEW CUTSHEET PRICING.  CBIS will be entitled to new cutsheet pricing when its monthly volumes reach eight million statements, or on April 1, 1997, whichever occurs first. The cutsheet platform is defined in Attachment A. Subject to IBS' ability to successfully migrate and accept said volumes, if CBIS' volumes are below eight million statements on July 1, 1997 or any time thereafter, cutsheet pricing will revert to the Current Prices, as specified in Attachment B-Current Statement Rate Card, while all other platform pricing will be subject to a ten percent (10%) increase. New business will be entitled to the new contract pricing upon conversion. An exception to the minimum volume clause will be conceded by IBS if any statement processing related to AT&T Wireless Services (AWS) is taken back in-house or directly outsourced to IBS by AWS. In this situation the eight million statement minimum will be computed using the sum of the CBIS volumes and the then-current AWS statement counts. In the event that an existing CBIS customer for whom IBS provides statement production services chooses to contract directly with IBS, those statement volumes will be included in determining the eight million statement minimum for as long as the customer remains a CBIS customer. IBS and CBIS will work together to develop a formal marketing plan designed to motivate CBIS' cutsheet customers to move from their current cutsheet print platform to an alternate platform.

         3.5.9 PRICING TERMS CONFIDENTIAL. Both parties agree that the prices charged to CBIS under this Agreement will be maintained in confidence and will not be disclosed to any third parties without the prior written consent of the other party, except as required by law.

3.6      PAYMENT

         3.6.1 PAYMENT FOR SERVICES. IBS shall invoice CBIS periodically for Services. Standard payment terms are net cash, without discount, due and payable within thirty (30) days from the date of the invoice. In the event that CBIS does not render full payment of undisputed amounts within sixty (60) days of the date payable, IBS may, after notifying CBIS, cease any and all Services until such account is brought current and, at its election, may terminate this Agreement.

         3.6.2 TAXES. CBIS shall pay, or reimburse, IBS for any tax or assessment, including but not limited to all sales, use, rental, property, gross receipts, excise, or other taxes, duties, or charges imposed by any government body or agency or subdivision thereof (collectively "governmental body") by virtue of IBS' interest in or sale, provision, or CBIS' use of any services or tangible personal or intangible property pursuant to the terms of this Agreement. CBIS shall pay to IBS or the appropriate governmental body, as the case may be, such tax or assessment, together with any fines, penalties or interest thereon, within thirty (30) calendar days of the date of the invoice by IBS or the date on which CBIS received notice of such requirement from the applicable governmental body, whichever is earlier. Notwithstanding the foregoing, CBIS shall not be responsible for paying or reimbursing IBS for corporate franchise tax, capital tax, net worth tax, or taxes measured by reference to IBS' net income.

         3.6.3 LATE PAYMENT FEE. If CBIS fails to pay any undisputed charges when due and payable, CBIS agrees to pay a late payment service charge of one percent


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         (1%) per month, but not in excess of the lawful maximum, on the past due balance.

    3.7  CBIS'S POSTAGE

         3.7.1 CBIS'S POSTAGE. CBIS agrees to prepay CBIS's postage. In the event CBIS does not prepay postage, as set forth below, IBS reserves the right to hold statements until sufficient funds are received. In the event of an increase in U.S. Postal Service postage rates, postage prepayment shall be increased by the amount of such postage rate increase.

         3.7.2 CURRENT POSTAGE DEPOSIT. CBIS agrees to maintain its current postage deposit with IBS. The postage deposit shall be reviewed quarterly by IBS and CBIS, and CBIS shall promptly adjust the postage deposit amount to cover actual postage charges.

         3.7.3 INCREASES IN POSTAGE DEPOSIT FOR NEW CBIS CUSTOMERS. For each new CBIS customer brought under this Agreement, CBIS agrees to add to its postage deposit with IBS equivalent to the amount of two (2) months' postage charges for the new customer. invoiced to CBIS in two installments: (a) The first installment shall be due no later than fifteen (15) days prior to the new customer's first cutoff and (b) the second installment shall be due no later than five (5) days prior to the first cutoff of the next succeeding calendar month. Payment of the first month's postage invoice for actual charges must be received no later than five (5) days prior to the first cutoff of the third calendar month. Payment of subsequent month's postage invoices must be received no later than five (5) days prior to the first cutoff of the next calendar month.

         3.7.4 ADJUSTMENTS FOR USPS AUDIT. CBIS's postage payments may be subject to audit by the U.S. Postal Service. In the event that such an audit reveals a discrepancy between amounts paid and amounts actually due for postage, CBIS will reimburse IBS for any payment deficiencies for which it is liable and IBS will refund any excess payments due to CBIS.

    3.8 STANDARDS OF WORK. IBS warrants that the performance of Services provided to CBIS under this Agreement shall be in conformance with the requirements of this Agreement and with industry standards. Within ninety
    (90) days of the effective date of this Agreement, the parties will agree upon quality metrics for measuring performance which will be reviewed periodically at the operational and executive levels.


    3.9  LIMITATION OF REMEDY

         3.9.1 FORCE MAJEURE. Neither IBS nor CBIS shall be considered in default due to any failure in performance of this Agreement, in accordance with its terms, should such failure arise out of causes beyond their control and without their fault or negligence.

         3.9.2 LIMITATION OF REMEDY. In the event of any error or omission, whether human or mechanical, on the part of IBS or its employees, IBS will reprocess the work and remail with an apology insert if necessary at no extra cost to CBIS to correct said error or omission. IBS' liability for loss of any CBIS data or materials shall be limited to the replacement or regeneration of the lost items by the method or means deemed most reasonable by IBS. EXCEPT AS PROVIDED IN 3.9.3 BELOW, AND EXCEPT FOR ATTORNEY'S FEES AND COSTS OF ARBITRATION, AND, IF RELEVANT, COST OF CONVERSION, AWARDED IN ARBITRATION PURSUANT TO PARAGRAPH 4.3.5, IBS' LIABILITY TO CBIS FOR ANY LOSSES OR DAMAGES, DIRECT OR INDIRECT, ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT BILLED OR BILLABLE TO CBIS, PLUS APPLICABLE POSTAGE, FOR THE PERFORMANCE WHICH GAVE RISE TO THE LOSS OR DAMAGE. IBS SHALL NOT BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY EVENT.

         3.9.3  EXCEPTION FOR PENALTY CLAUSES IN CURRENT CBIS CONTRACTS.  In
         the event that CBIS incurs as contractual liability a penalty from a current end-user due to an error or omission on the part of IBS, IBS
         will reimburse CBIS for such penalty up to a maximum of   [     *     ]
         per incident and [           *        ] per calendar year based on
         date of claim made by CBIS' customer; annual maximums are not aggregated. This obligation shall only arise as to actual payment by CBIS of penalties specifically set forth in CBIS contracts with end users in effect as of the date of this Agreement where CBIS has provided a copy of the penalty provision of said contract to IBS and proof of payment. This provision will not apply to contracts CBIS enters into with end users after the date of this Agreement unless agreed to by IBS and will not apply to current CBIS contracts where there is no penalty specifically set forth.

    3.10 INSPECTIONS. It is understood that CBIS may inspect all work being performed under this Agreement to the extent practical at all reasonable times and places. However, it is also understood that such inspections by CBIS shall not be performed in any way that shall unduly delay the work being performed. Reasonable facilities and assistance shall be provided for CBIS's inspection if any inspection is made by CBIS on the premises of IBS. Such facilities and assistance shall be provided without extra charge. However, should CBIS perform inspection at a place other than the premises of IBS, such inspection shall be at the expense of CBIS.

    3.11 DISASTER RECOVERY PLAN. Within 120 days of the effective date of this Agreement, CBIS and IBS will develop a mutually acceptable Disaster Recovery Plan pursuant to the guidelines set forth in Attachment E and will have the ability to test such plan within 90 days after plan completion.

4.  MISCELLANEOUS

    4.1 EXISTING CBIS EQUIPMENT AND PERSONNEL. IBS will review the available equipment at CBIS's plant that may be rendered surplus as a result of the parties' agreement and will take appropriate action, which may include acquiring such equipment, depending upon the type and condition of the equipment. IBS will also review CBIS's available people resources and will make a good faith effort to place qualified personnel at IBS wherever possible.

    4.2 NON-DISCLOSURE. Each party agrees that all information disclosed by the other during performance of this Agreement shall be considered proprietary, and shall be held in confidence and used only in performance of this Agreement. No information provided

    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

    by either party to the other under this Agreement shall be duplicated or furnished to another party without prior written consent of the party whose information it is. Each party will exercise the same standard of care to protect the other's proprietary data as is used to protect its own proprietary data from unauthorized disclosure. The obligations in this section shall survive the termination of this Agreement for a three year period.

    4.3  DISPUTE RESOLUTION.

         4.3.1 Each party agrees that any disagreement, controversy or dispute between the parties arising out of or relating to performance under or interpretation of this Agreement will first be submitted in writing by one party to the other.

         4.3.2 If a dispute remains unresolved for a period of fifteen (15) calendar days after such notice, then it shall be submitted in writing to a panel of two executives at the senior vice president level, one from each party, who shall promptly meet and confer in an effort to resolve such dispute.

         4.3.3 If the senior vice presidents are unable to resolve the dispute within fifteen (15) days after submission to them, or if one of the parties refuses to meet, then the dispute shall be submitted in writing to a panel of two executives at the level of president or above, one from each party, who shall promptly meet and confer in an effort to resolve such dispute.
         Any decisions of the executives must be in a writing signed by both executives and will be final and binding on the parties

         4.3.4 Each party's executives shall be identified by notice to the other party, and may be changed at any time thereafter by notice to the other.

         4.3.5 In the event the executives at the level of president or above are unable to resolve any dispute within fifteen (15) calendar days after submission to them, either party may then refer such dispute to binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The locale where the arbitration is to be held shall be Cincinnati OH. Attorney's fees and costs of arbitration, and, if relevant, costs of conversion, shall be allocated as part of any award as determined by the arbitrator(s). Arbitration in accordance with this section may not be commenced by either party until such executives determine in good faith that a negotiated resolution is unlikely; provided, however, that if one or both parties refuse to meet within fifteen
         (15) calendar days of the notice of the meeting at the president or above level set forth above, then arbitration may be instituted by either party. Nothing herein shall prevent either party from exercising its right to terminate the Agreement pursuant to the provisions hereof.

    4.4 ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent of the other party. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

    4.5 AMENDMENT. This Agreement may be amended only by an instrument in writing, executed by CBIS and IBS.

    4.6 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the State of California. Should any term(s) and condition hereof be declared illegal or otherwise unenforceable it (they) shall be severed from the remainder of this Agreement without affecting the legality or enforceability of such remaining portions. IBS' remedies as set forth herein are not exclusive and are in addition to any other remedy provided by law.

    4.7 TERMINATION FOR BREACH. Either party shall have the right to terminate this Agreement if the other fails to substantially comply with any of its material obligations under this Agreement. Except as to non-payment, should either party elect to exercise this right to terminate for breach, it must be done in writing specifically setting forth the claimed breach. The other party shall then have thirty (30) days from receipt of notification to remedy the breach. If such party corrects the breach within this period, then this Agreement shall not be terminated pursuant to this provision. Should such party fail to correct the breach within the period, then the party claiming breach shall have the right to terminate this Agreement forthwith. As to CBIS's non-payment of all or a portion of undisputed amounts due, IBS shall have the rights as set forth in Paragraph 3.6.1.

    4.8 PLANT RULES AND SECURITY REQUIREMENTS. The employees and agents of each party shall, while on the premises of the other, comply with all plant rules and regulations in effect at such premises, including security and safety requirements.


    4.9 INFRINGEMENT. The following terms apply to any infringement, or claims of infringement, of any patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, normal use or sale of any material, equipment, programs or services furnished by IBS to CBIS hereunder or in contemplation hereof. IBS shall indemnify CBIS and its subsidiaries, jointly and severally, for any loss, damage, expense or liability that may result by reason of any such infringement. IBS shall defend or settle, at IBS' own expense, any action or suit for which IBS is responsible hereunder. CBIS shall notify IBS promptly of any claim of infringement for which IBS is responsible, and shall cooperate with IBS in every reasonable way to facilitate the defense of any such claim. If any action is instituted against IBS based upon a claim that any materials such as artwork or inserts provided by CBIS to IBS infringe a United States patent, copyright or trademark, CBIS shall, for and on behalf of IBS, defend and indemnify such action at CBIS's expense, provided IBS promptly notifies CBIS in writing of said action and CBIS has sole control of the defense and any settlement negotiations.

    4.10 INDEPENDENT CONTRACTOR. Neither IBS nor its subcontractors nor the employees or agents of any of them shall be deemed to be employees or agents of CBIS, it being understood that IBS is an independent contractor for all purposes and at all times; and IBS shall be solely responsible for the withholding or payment of all federal, state and local personal income taxes, social security, unemployment and sickness disability insurance and other payroll taxes with respect to its employees, including contributions from them when and as required by law.

    4.11 SECTION HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    4.12 WAIVER. No provision of this Agreement shall be deemed waived, amended, or modified by either party unless such waiver, amendment or modification is in writing and signed by the party against whom it is sought to enforce the waiver, amendment or modification.

    4.13 SEVERABILITY. If any provision, or portion thereof, of this Agreement is invalid under applicable statute or rule of law, it is only to that extent to be deemed omitted.

    4.14 NOTICES. Except for invoices and billing related communications, any notice required or permitted to be given hereunder by either party to the other shall be in writing, shall be deemed given when, (1) hand delivered; or (2) sent by facsimile transmission to the addresses/fax numbers set forth below; or (3) sent by first class or certified United States mail, or overnight courier service, postage prepaid, addressed as follows:

         If to IBS:     International Billing Services
                        ATTENTION: Vice President of Account Management
                        5220 Robert J. Mathews Parkway
                        El Dorado Hills CA 95762-5712
                        Fax No.: 916/939-4561

          with a copy to:         General Counsel
                                  USCS International, Inc.
                                  2969 Prospect Park Drive
                                  Rancho Cordova CA 95670
                                  Fax No.: 916/636-4561

         If to CBIS     Cincinnati Bell Information Systems Inc.
                        ATTENTION:  Senior Vice President of Marketing
                        600 Vine Street, P.O. Box 1638
                        Cincinnati OH 45201
                        Fax No: 513/784-5062

                   with a copy to:     General Counsel
                                       Cincinnati Bell Information Systems Inc.
                                       600 Vine Street, P.O. Box 1638
                                       Cincinnati OH 45201
                                       Fax No: 513/784-5062



         If either party changes its address, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent as specified herein to such new address.

    4.15 ENTIRE AGREEMENT. This Agreement and Attachments represent the entire agreement between the parties and supersede and replace all prior oral and written proposals, communications, and agreements with regard to the subject matter hereof between CBIS and IBS.

    4.16 ATTACHMENTS. The following are attached to and by this reference made a part of this Agreement:

         Attachment A   Description of Services
         Attachment B   Rate Sheet
         Attachment C   Discount Schedule
         Attachment D   Target Client List
         Attachment E   Guidelines for Disaster Recovery Plan
         Attachment F   List of existing CBIS customers for purposes of
                        Paragraph 3.3.1 free migration
         Attachment G   Insert Order Guide
         Attachment H   Qspec Process

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 28th day of February, 1997. Facsimile signatures on this document shall be deemed to be originals for all purposes.


INTERNATIONAL BILLING SERVICES, INC.        CINCINNATI BELL INFORMATION SYSTEMS
INC.


By  /C Randles Lintecum/               By   /Robert J. Marino/
         (Signature)                             (Signature)
    C. Randles Lintecum, Pres.              Robert J. Marino, President & CEO
      (Print Name and Title)                     (Print Name and Title)

         3-4-97                                  2-28-97
         (Date)                                  (Date)

                                                 ATTACHMENT A

DESCRIPTION OF STATEMENT PRODUCTION SERVICES ("SERVICES")

These items are individually charged on Attachment B and are described in the following pages.

1.  Computer Processing for statement production

2.  Image Printing

3.  Inserting

4.  Technical Support

5.  Inventory Management Fee

6.  First Page Form

7.  Additional Page Form

8.  Send Envelope

9.  Remit Envelope

10. Flat Envelope

11. Variable Depth Box

12. Programming

13. Image Based Microfiche

14. Microfiche Copies

15. Forms Creation (Pre-printed)

16. Forms Creation (Electronic)

17. Creative Design Services

18. Custom Reports

19. Hold

20. Halt/Restart/Abort

21. Insert Handling

22. Insert Storage

23. Invalid ZIP code & Foreign Mail

24. Pulled Statement

25. Held Statement

26. Over 11oz. Statement

27. Packaging

PLATFORM DESCRIPTIONS

    - CUTSHEET (CSI) : Cutsheet integrated. This platform combines Xerox print technology with an integrated unit for the collating, folding, and inserting of multi-form, 8 1/2" x 11", multi-page statements, printed in duplex mode.

    -    BOOKBILL (CSU-X4) : Cutsheet universal. This platform combines
         [       *      ] with an [      *     ] for the collating, folding, and
         inserting of an [              *                    ] printed in
         [       *      ] mode.

    - SINGLE FORM CONTINUOUS (CFN-MD) : Continuous forms non-integrated multi-page. This platform combines Oce print technology with an integrated unit for the collating, folding, and inserting of 8 1/2" x 11", single form, multi-page statements, printed in duplex mode.

    - TWO FORM CONTINUOUS (CFI) : Continuous forms integrated. This platform merges simplex printed summary pages from a Oce printing unit with duplex printed detail pages from a Delphax printing unit. This printing unit is combined with an integrated unit for the collating, folding, and inserting of 8 1/2" x 11", multi-form, multi-page statements.

    * CUTSHEET SELF MAILER (CSI) : Cutsheet integrated. This platform combines Xerox print technology with a self mailing unit for the folding, gluing, and perfing of 8 1/2" x 11", single-page, duplex printed statements.

    * SIMPLEX CONTINUOUS (CFN-M) : Continuous forms non-integrated multi-page. This platform combines Oce print technology with an integrated unit for the collating, folding, and inserting of 8 1/2" x 11", single form, multi-page statements printed in simplex mode.


The Statement Production Services and Specifications relative to the defined product platforms are detailed below.


         ----------------------
         * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

DETAIL OF PRODUCTS AND SPECIFICATIONS FOR ATTACHMENT "B"

1.  COMPUTER PROCESSING:

    Computer Processing is a per image charge for processing statement data and includes the following:

    -    CASS Certification for automated mail discounts
    -    Postal sorting
    -    Postal calculation
    -    Manifest line generation
    -    Pre-processing
    -    Job scheduling and control
    -    Confirmation of statement, image, and page counts
    -    Direct Access-TM- Connection

    IBS will optimize each inserting plan for maximum postal discount; the level of postal discount is dependent upon mailing piece physical characteristics and customer provided accuracy of ZIP and ZIP+4 information, address accuracy and density. Computer images are defined as a logical statement page. In a simplex mode there will be a maximum of (1) computer image per physical sheet of paper, in duplex mode there will be a maximum of (2) computer images per physical sheet of paper, and in quadraplex mode there will be a maximum of (4) computer images per physical sheet of paper.

2.  IMAGE PRINTING:

    The image printing fee includes printing the image, inserting the image into the statement and, where appropriate, collating summary forms with detail forms, folding the statement and inserting the finished statement into the appropriate sending envelope. Image Printing (Simplex) is defined as (1) print image per physical sheet of paper. Image Printing (Duplex) is defined as, (2) print images per physical sheet of paper (whether or not data is printed on both sides). Image Printing (Quadraplex) is defined as,
    (2) print images per physical sheet of paper (whether or not data is printed on both sides).

3.  INSERTING:

    Inserting is charged per piece inserted. Inserting does not include the printing of the piece. The charge covers the normal receiving and limited storage, staging, and placement of each insert into the sending envelope. Return envelopes are considered an insert; statement forms are not considered an insert.

    All inserts must meet requirements in the IBS Insert Order Guide.

4.  TECHNICAL SUPPORT:

    Technical Support is a per statement charge for 24 hour, 7 day a week customer support services consisting of:

    -    Telephone Customer Support
    -    Monitoring of process controls
    -    Statement Statistical Reporting

    -    Quality Control

    Quality Checkpoints are included during all phases of the process. This process is dedicated to ensuring the quality of the customer's statement production run. There are many points in the process where quality exceptions can be located and dealt with immediately. The Customer Services group monitors and controls the job while it is in house and after its completion to ensure a quality customer experience.

5.  INVENTORY MANAGEMENT FEE:

    Per form and envelope. Receiving, warehousing, control, management and staging of forms, envelopes and inserts. Fees for Inventory Management will be charged upon use of the item.

6-11  PAPER PRODUCTS - STATEMENT PRODUCTION SERVICES DETAIL

    Includes the one time creation of artwork (thereafter artwork will be separately charged), and ongoing purchasing, handling and custom printing of forms and envelopes. A form is a sheet of paper pre-printed on one or both sides. All forms will include any marks required for printing, forms verification, and production equipment alignment purposes.

    SPECIFICATIONS FOR PAPER PRODUCT ITEMS 6 - 11 ARE DETAILED ON EACH STATEMENT CONFIGURATION RATE CARD. Cutsheet form and envelope configurations are further detailed in Attachment B, cutsheet paper pricing schedule. Detailed specifications for other statement configurations will be developed as requirements are defined.

SPECIAL SERVICES

Special Services are charges for items not otherwise included in this contract (see Attachment B for rates) and include, but are not limited to, the following:

12. PROGRAMMING

    Preprocessor Development

    IBS will develop, at Customer's expense, pre-processor software necessary to pre-process customer's print images into the agreed statement format and into the IBS standard format. Sixty (60) days prior to live implementation, the parties shall agree in writing (Final Statement of Work) as an addendum to this agreement on the scope of work for such pre-processor development and the prices therefore.

    Requested Enhancements

    Other programming charges will apply if customer requests changes that require custom programming over and above Statement of Work herein.

    Non-Scheduled Programming (Process Interruption)

    In the event that CBIS (or a CBIS customer) makes a change to its data format without notifying IBS in advance and such change results in a disruption of processing or printing, then CBIS will be charged a minimum of four (4) hours' programming time to cover IBS' costs of implementing a correction to enable processing or printing to continue. Should the estimated time needed to implement a correction be greater than four
    (4) hours, then IBS will notify CBIS of such fact within six (6) hours of the cessation of processing or printing. CBIS will then have the option of authorizing IBS to effect the necessary corrections to allow processing or printing to continue, or it may elect to retransmit the data in an acceptable format. CBIS will be responsible for all processing and printing charges incurred prior to the disruption of the statement run.

    In the event that IBS makes a change to its data format without notifying CBIS in advance and such change results in a disruption of processing or printing, then IBS will be charged a minimum of four (4) hours' programming time to cover CBIS' costs of implementing a correction to enable processing or printing to continue. Should the estimated time needed to implement a correction be greater than four (4) hours, then CBIS will notify IBS of such fact within six (6) hours of the cessation of processing or printing. IBS will then have the option of authorizing CBIS to effect the necessary corrections to allow processing or printing to continue, or it may elect to process the data in an acceptable format. IBS will be responsible for all processing and printing charges incurred prior to the disruption of the statement run.

13. IMAGE BASED MICROFICHE

    Image based microfiche includes the fonts, graphics, and electronic overlays used to print your statements.

14. MICROFICHE COPIES

    Image based microfiche copies are available.

15. FORMS CREATION (PRE-PRINTED)

    Creation of artwork for pre-printed forms and envelopes.

16. FORMS CREATION (ELECTRONIC)

    Creation of laser printed electronic overlays.

17. CREATIVE DESIGN SERVICES

    Creative design for forms, envelopes, and inserts.

18. CUSTOM REPORTS

    Custom reports are created to suit customer specific requirements. These will be charged on a per report basis, based on a mutually agreed to format and price.


PROCESSING INTERRUPTIONS

19. HOLD

    A Hold may be called by the customer when a statement run is still in the Computer Processing mode and has not left the computer room for processing on the Production Floor. There is no charge for this hold.

20. HALT/RESTART/ABORT

    A halt is charged when the customer requests a halt to the processing of any specific statement run in process. Upon such a request, IBS would issue a stop order to all stations. All work in process is then retrieved and caged. In a halt situation, a best effort will be made by IBS to minimize mail processing; however no guarantee is made that mail will not have been entered into the postal system. Following a halt, the customer can issue a Restart or an Abort. IBS will provide the customer with a list, by account number, of all mail pieces delivered into the postal system in the event that some mail was entered into the postal system before a halt was effected.

    Restart/Abort
    Restart/Abort charges are incurred when a restart or an abort is requested by the customer.

    Restart:   After a Halt is canceled by the customer, the statement run is restarted using original data.

    Abort: An Abort signifies that the statement run is unusable and that the customer will re-transmit the statement print file. Customer is liable, at standard rates, for all processing charges, stock used, and any postage incurred before the Abort was effected.


INSERT HANDLING

21. INSERT HANDLING

    Charges will apply if IBS is required to perform special handling of inserts as required by individual situations, such as hand inserting, re-sorting inserts, identifying unlabeled inserts, or deinserting inserts from statements. Please reference attached Insert Order Guide (Attachment
    G).

22. INSERT STORAGE

    Insert Storage fees will be charged for inserts stored (or received):
         -    more than 45 days beyond their last use,
         -    more than 60 days from prior to their scheduled use.
    Insert storage fees do not apply to return envelopes. When IBS is printing the inserts, insert storage fees will not apply unless the customer has directed IBS to store inserts under the storage fee charge situations listed above.



STATEMENT SPECIAL HANDLING

Statement Special Handling is defined as the following services:

23. INVALID ZIP CODE & FOREIGN MAIL

    Any statement that is rejected by the IBS postal processor for not having a valid U.S. address or zip code as defined by the U.S. Postal Service national zip directory will be charged the Invalid Zip Code / Foreign fee. This fee is charged on a per statement basis. Packaging charges may also apply. If customer chooses to mail invalid Zip Codes as residual mail, this charge will not apply (U.S. mail only).

24. PULLED STATEMENT

    After processing and before mailing, any statement manually identified by the customer by account number that needs to be located before mailing and shipped to an address other than the sending address of the statement is considered a pulled statement and will be charged the Pulled Statement Fee. This fee is a per statement fee. Packaging charges may also apply.

25. HELD STATEMENT

    A Held Statement is any statement that is electronically flagged by the customer, during processing, that is to be located and shipped to an address other than the sending address of the statement. A fee will be charged on a per statement basis. Packaging charges may also apply.

26. OVER 11OZ. STATEMENT

    Any statement over 11 oz will require special handling and will be charged the Over 11 oz. Statement Fee. Packaging charges may also apply.

27. PACKAGING

    A Packaging charge will apply to all statements or predetermined groups of statements that are unable to be mailed through the normal IBS manifest mail system and require packaging. Does not apply to variable depth boxes.

                                     ATTACHMENT B

                                    RATE SCHEDULE



I.   PRICING FOR VOLUME LESS THAN [   *   ] STATEMENTS PER MONTH IS SET FORTH ON
     THE "CURRENT STATEMENT" RATE CARD.

II.  PRICING FOR VOLUMES BETWEEN [   *    ] AND [    *    ] STATEMENTS PER MONTH
     IS SET FORTH ON THE FOLLOWING RATE CARDS:

    -    CUTSHEET STATEMENT
    -    BOOKBILL STATEMENT
    -    SINGLE FORM CONTINUOUS STATEMENT
    -    TWO FORM CONTINUOUS STATEMENT
    -    CUT-SHEET SELF MAILER
    -    SIMPLEX CONTINUOUS STATEMENT

III. PRICING FOR VOLUMES IN EXCESS OF 10 MILLION STATEMENTS PER MONTH: THE PRICING SCHEDULE SET FORTH IN PARAGRAPH II OF THIS ATTACHMENT B ABOVE AS MODIFIED BY THE DISCOUNT SCHEDULE SET FORTH IN ATTACHMENT C.



         ----------------------
         * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                  CURRENT STATEMENTS

                        8 1/2 X 11 DUPLEX / DUPLEX STATEMENTS
                              Cut-Sheet Integrated (CSI)



PROCESSING                   UNIT PRICE          CHARGE UNIT

  1. Computer Processing       [ * ]             Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]             Inserted Item
  4. Technical Support         [ * ]             Statement
  5. Inventory Management      [ * ]             Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]             Each 1st Page
  7. Additional Page           [ * ]             Each Addl. Page
  8. Send Envelope             [ * ]             Send Envelope
  9. Remit Envelope            [ * ]             Return Envelope




  ITEM        PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
    6.        [  *  ]
    7.        [  *  ]
    8.        [  *  ]
    9.        [  *  ]


         ----------------------
         * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                 CUTSHEET STATEMENTS

                        8 1/2 X 11 DUPLEX / DUPLEX STATEMENTS
                              Cut-Sheet Integrated (CSI)



PROCESSING                   UNIT PRICE          CHARGE UNIT
  1. Computer Processing       [ * ]             Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]             Inserted Item
  4. Technical Support         [ * ]             Statement
  5. Inventory Management      [ * ]             Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]             Each 1st Page
  7. Additional Page           [ * ]             Each Addl. Page
  8. Send Envelope             [ * ]             Send Envelope
  9. Remit Envelope            [ * ]             Return Envelope


ITEM          PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
    6.        [  *  ]
    7.        [  *  ]
    8.        [  *  ]
    9.        [  *  ]



         ----------------------
         * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                       CUTSHEET ITEMIZED PAPER PRICING SCHEDULE
                   PAPER PRODUCTS
--------------------------------------------------------------------------------

                      FORMS                                UNIT PRICE          CHARGE UNIT
              6., 7. 20# Paper - Up To 2 Colors              [  *  ]           Each Form

              6., 7. 24# Paper - Up To 2 Colors              [  *  ]           Each Form

                     FORM ADDITIONS

                     Additional Color                        [  *  ]           Each Color


                 ENVELOPES
              8. Send Envelope 2 Color                       [  *  ]           Each Envelope

              9. Return Envelope 1 Color                     [  *  ]           Each Envelope

             10. 9 x 12 Flat Envelope                        [  *  ]           Each Envelope

             11. Box Envelope                                [  *  ]           Each Box

                 ENVELOPE ADDITIONS

                 Privacy Tint*:
                                Custom                       [  *  ]           Each Envelope
                                Lite                         [  *  ]           Each Envelope
                                Face Only                    [  *  ]           Each Envelope

                 Additional Color*                           [  *  ]           Each Color, max of 3
                 Glassine*                                   [  *  ]           Each Envelope
                 Peel and Seal Flap                          [  *  ]           Each Envelope


ITEM          PAPER DESCRIPTIONS:

6.            [  *  ]
7.            [  *  ]
8.            [  *  ]
9.            [  *  ]
10.           [  *  ]
11.           [  *  ]

         * Set up fee of  [  *   ] applied on all runs of less than[    *   ]

    -----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                 BOOKBILL STATEMENTS

                           8 1/2 X 14 QUADRAPLEX STATEMENTS
                              Cut-Sheet Integrated (CSI)



PROCESSING                   UNIT PRICE          CHARGE UNIT

  1. Computer Processing       [ * ]          Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]           Inserted Item
  4. Technical Support         [ * ]               Statement
  5. Inventory Management      [ * ]    Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]           Each 1st Page
  7. Additional Page           [ * ]         Each Addl. Page
  8. Send Envelope             [ * ]           Send Envelope
  9. Remit Envelope            [ * ]         Return Envelope


ITEM     PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
  6.     [ * ]
  7.     [ * ]
  8.     [ * ]
  9.     [ * ]




         ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                        SINGLE FORM CONTINUOUS SHEET STATEMENT

                        8 1/2 X 11 DUPLEX / DUPLEX STATEMENTS
                              Continuous Form Multipage



PROCESSING                   UNIT PRICE          CHARGE UNIT
  1. Computer Processing       [ * ]          Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]          Reply Envelope
  4. Technical Support         [ * ]               Statement
  5. Inventory Management      [ * ]    Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]           Each 1st Page
  7. Additional Page           [ * ]         Each Addl. Page
  8. Send Envelope             [ * ]           Send Envelope
  9. Remit Envelope            [ * ]         Return Envelope

ITEM     PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
  6.     [ * ]
  7.     [ * ]
  8.     [ * ]
  9.     [ * ]



    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                         TWO FORM CONTINUOUS SHEET STATEMENT

                        8 1/2 X 11 SIMPLEX / DUPLEX STATEMENTS
                           Continuous Form Integrated (CFI)



PROCESSING                   UNIT PRICE          CHARGE UNIT

  1. Computer Processing       [ * ]          Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]           Inserted Item
  4. Technical Support         [ * ]               Statement
  5. Inventory Management      [ * ]    Each form & Envelope

AVERAGE PAPER PRODUCTS

  6. First Page                [ * ]           Each 1st Page
  7. Additional Page           [ * ]         Each Addl. Page
  8. Send Envelope             [ * ]           Send Envelope
  9. Remit Envelope            [ * ]         Return Envelope


ITEM     PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
  6.     [ * ]
  7.     [ * ]
  8.     [ * ]
  9.     [ * ]




    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                 CUTSHEET SELF MAILER

                        8 1/2 X 11 DUPLEX / DUPLEX STATEMENTS
                              Cut-Sheet Integrated (CSI)



PROCESSING                   UNIT PRICE          CHARGE UNIT
  1. Computer Processing       [ * ]          Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Folding                   [ * ]           Inserted Item
  4. Technical Support         [ * ]               Statement
  5. Inventory Management      [ * ]    Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]               Each Page


ITEM     PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
  6.     [ * ]


    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                          SIMPLEX CONTINUOUS SHEET STATEMENT

                       8 1/2 X 11 SIMPLEX / SIMPLEX STATEMENTS
                              Continuous Form Multipage



PROCESSING                   UNIT PRICE          CHARGE UNIT
  1. Computer Processing       [ * ]          Computer Image
  2. Image Printing            [ * ]             Print Image
  3. Inserting                 [ * ]          Reply Envelope
  4. Technical Support         [ * ]               Statement
  5. Inventory Management      [ * ]    Each form & Envelope


AVERAGE PAPER PRODUCTS
  6. First Page                [ * ]           Each 1st Page
  7. Additional Page           [ * ]         Each Addl. Page
  8. Send Envelope             [ * ]           Send Envelope
  9. Remit Envelope            [ * ]         Return Envelope


ITEM     PAPER DESCRIPTIONS:
--------------------------------------------------------------------------------
  6.     [ * ]
  7.     [ * ]
  8.     [ * ]
  9.     [ * ]



    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                   SPECIAL SERVICES
-----------------------------------------------------------------------------------------------------------
SPECIAL SERVICES                                    CHARGE UNIT    CHARGE         PER EVENT        EVENT
                                                                   PER UNIT       MINIMUM
-----------------------------------------------------------------------------------------------------------
12. Programming(1)
       Project Management / Design                  Per Hour        [ * ]         [ * ]            Request
       Development / QA                             Per Hour        [ * ]         [ * ]            Request
       Documentation                                Per Hour        [ * ]         [ * ]            Request
13. Image-based Microfiche                          Per Fiche       [ * ]         [ * ]             Request
14. Microfiche copies                               Per Fiche       [ * ]         [ * ]             Request
15. Forms Creation (Preprinted)                     Per Hour        [ * ]         [ * ]            Request
16. Forms Creation (Electronic)                     Per Hour        [ * ]         [ * ]            Request
17. Creative Design Services                        Per Hour        [ * ]         [ * ]            Request
18. Custom Reports                                  Per Report      [ * ]         [ * ]            Request

    PROCESSING INTERRUPTIONS
-----------------------------------------------------------------------------------------------------------
19  Hold                                            Per Cut-Off    [ * ]            N/A            Request
20. Halt / Restart / Abort                          Per Cut-Off    [ * ]            N/A            Request

    INSERT HANDLING
-----------------------------------------------------------------------------------------------------------
21. Insert Handling                                 Per Hour        [ * ]         [ * ]            Request
22. Storage                                         Per Month       [ * ]         [ * ]            Request

    STATEMENT SPECIAL HANDLING
-----------------------------------------------------------------------------------------------------------
23. Invalid Zip Code & Foreign Mail                 Per Statement  [ * ]           [ * ]           Request
24  Pulled Statement                                Per Statement  [ * ]           [ * ]           Request
25. Held Statement                                  Per Statement  [ * ]           [ * ]           Request
26. Over 11 oz. Mail                                Per Statement  [ * ]           [ * ]           Request
27. Packaging                                       Per Box        [ * ]           [ * ]           Request


(1) Programming is subject to a [  *  ] discount per 3.5.4.


    ----------------------
    *Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                     ATTACHMENT C

                                  DISCOUNT SCHEDULE

                    Incremental (Cumulative) Processing Discounts


   CBIS Monthly                                                 Single Form           Two Form
 Statement Volume       Cutsheet(1)           Bookbill          Continuous(2)        Continuous
     (Millions)
 processed by IBS


                       Inc.     (Cum.)    Inc.     (Cum.)      Inc.     (Cum.)    Inc.     (Cum.)

        10             [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
        13             [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
        15             [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
        17             [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
        20             [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]



                             (1)  Includes Self Mailer Print Platform
                             (2)  Includes Simplex and Duplex Print Platforms

[   *    ] Incentive Bonus
An additional [   *   ] processing discount will be applied to [   *    ] rate
cards when [   *   ] of total volume is [   *    ], or a total volume of [  *  ]
statements is achieved.




    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                  DISCOUNT EXAMPLES:

SCENARIO I
CBIS is currently processing  [   *    ] cutsheet statements with IBS.  CBIS
wins a contract which includes the statement production of [ * ] new statements. CBIS' new customer has chosen the Bookbill platform. As a result of this contract CBIS is entitled to a PROCESSING discount for the Bookbill
platform of [   *    ] from the rate card price.  The [   *    ] is obtained as
follows; [   *    ] reduction because CBIS is processing more that [   *    ]
statements with IBS, an additional [   *    ] reduction because the [   *    ]
is over the [   *    ] threshold, and an additional [   *    ] reduction due to
[   *    ].

SCENARIO II
CBIS is currently processing [   *    ] statements with IBS all on the cutsheet
platform.  One of CBIS' customers, which represents [   *    ] statements, has
chosen to move its production to the Two Form Continuous platform. As a result of this move CBIS is entitled to a PROCESSING discount for the Two Form
Continuous platform of [   *    ] from the rate card price.  The [   *    ] is
obtained as follows; [   *    ] reduction because CBIS is processing more that
[   *   ] statements with IBS, and [   *    ] reduction due to the [   *    ].

SCENARIO III
CBIS is currently processing [   *    ] statements with IBS all on the cutsheet
platform. CBIS wins a contract which includes the statement production of 3 million statements. CBIS' new customer has chosen the Single Form Continuous platform. As a result of this contract CBIS is entitled to the following
discounts; a PROCESSING  discount for the Cutsheet platform of [   *    ] from
the rate card price, and a PROCESSING discount for the Single Form Continuous
platform of  [   *    ] .The [   *    ] Cutsheet discount is obtained because
CBIS is now processing over [   *    ] statements with IBS.  The [   *    ]
Single Form Continuous processing discount is obtained as follows; [   *    ]
reduction for surpassing the [   *    ] threshold, and additional [   *    ]
reduction for surpassing the [   *    ] threshold, and an additional [   *    ]
reduction due to [   *    ].

SCENARIO IV
CBIS is currently processing [   *    ] cutsheet statements with IBS.  CBIS wins
a contract which includes the statement production of [   *    ] new statements.
CBIS' new customer has chosen the Cutsheet platform.  As a result of this
contract CBIS is [   *    ].

SCENARIO V
CBIS is currently processing [   *    ] statements with IBS ([   *    ] cutsheet
and [   *    ] Two-Form Continuous).  CBIS wins a contract which includes the
statement production of [   *    ] new statements.  CBIS' new customer has
chosen the Two Form Continuous platform.  As a result of this new contract, CBIS
is entitled to a processing discount of [   *    ] due to [   *    ].


    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                     ATTACHMENT D

                                    Target Clients
                             (reference Paragraph 2.1.2)

    [  *  ]










    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                     ATTACHMENT E

                           GUIDELINES FOR DISASTER RECOVERY


GENERAL

Business Continuity Planning for CBIS's statement print and mail operations at IBS is required to assure the ability of CBIS to effectively process its statements in the event of a significant failure of the equipment or facilities at IBS I or II. These guidelines will be used to develop the temporary measures and restoration procedures to insure that CBIS statements continue in the event of such a major failure at IBS I or II. Both IBS I and IBS II will provide mutual backup for CBIS and our other customers.

PLAN

In a Declared Disaster, the basic print and mail function will be replicated in four phases.

During a period of a Declared Disaster, Customers will receive summary page statements with only regulatory inserts permitted. This provides capacity to produce CBIS Statements, Summary page only, on 8 1/2" x 11" paper.

RECOVERY PHASES

The general flow of the recovery will follow these phases:

PHASE ONE -- DISASTER NOTIFICATION AND EMERGENCY PLAN IMPLEMENTATION
- Day 0 - Day 02 - Disaster Declaration will take place in accordance with Appendix A, Disaster Declaration.

PHASE TWO -- 3 DAY TURN AROUND - SUMMARY PAGE ONLY
- Day 03 - Day 47 -- Turnaround 72 Hours for all statements including special handling. A one sheet summary page statement only will be produced.

PHASE THREE -- TURN AROUND - FULL STATEMENT PRODUCTION - CONTRACTUAL
REQUIREMENTS
- Day 48 - Day 180 -- Turnaround would conform to contractual requirements for all statements including special handling. Convert to full statement production from summary page only.

NORMAL OPERATIONS
- Day 181 -- Full return to pre-disaster production capability, including a new disaster recovery plan.

RECOVERY PROCEDURES

-   Forms
    - Phase II - A single 8 1/2" x 11" printed form, with electronic overlays for the CBIS logo, and perforations will be used for the first 45 days.
    - Phase III - A single 8 1/2" x 11" Duplex printed form with color logo, and perforations would be used after the first 45 days.

    - Phase II through III- A blank 8 1/2" x 11" sheet with logo's applied using electronic overlays for all additional pages.

-   Envelopes
    - Phase II & III - A single #10 1/2 one windowed envelope will be used as a sending envelope. A single return address will be used on the envelope.
    - Phase II - A single 9 x 12 envelope with label will be used as a sending envelope for flat mail.
    - Phase II & III - A single 9 x 12 one window envelope will be used as a sending envelope for flat mail. A single return address will be used on the envelope.
    -    A single # 9 one windowed envelope will be used as a return envelope.

-   Processing
    - Computer systems are located at IBS I & II to allow for full processing functionality.

-   Data Transmission
    - Data tapes will be delivered to Sacramento for the first 15 days using an IBS courier, IBS will retain these tapes for 30 days from receipt to ensure data integrity.
    - Within the first 15 days, CBIS shall have responsibility for re-routing the communication lines, and IBS for installing backup communications equipment so as to implement the new network on day 16.
    - IBS shall be responsible for all one time installation costs incurred by CBIS as a result of this disaster.

-   Postal Issues
    -    Normal postal sorting would occur.

-   Inserts and Messaging
    - The 8 1/2 x 11 form may allow for several lines of new messaging space to be used for CBIS communications.
    - No marketing inserts would be permitted during the Declared Disaster period.
    - Regulatory inserts would be permitted after the first 30 days. Marketing inserts of a high priority nature would be permitted after 30 days, based on IBS' capability to handle this requirement.

-   Printing and Folding.
    -    Statements with 1 - 9 pages will be folded.
    - Statements with 9 pages and greater will be inserted flat with no folding.


-   Lockbox Processing
    - CBIS shall be responsible for coordinating the capability of reading this remittance document with their lockbox provider. IBS shall not be responsible for any costs incurred as a result of adding this capability.

                                     ATTACHMENT F

LIST OF EXISTING CBIS CUSTOMERS for purposes of Paragraph 3.3.1

[  *  ]



    ----------------------
    * Portions of this Exhibit 10.31 have been redacted pursuant to a confidential treatment request.

                                     ATTACHMENT G

                                  INSERT ORDER GUIDE





                                INSERT ORDERING GUIDE
                             - StatementsPLUS Customers -










Insert Ordering Guide
-C- 1996 International Billing Services
El Dorado Hills. CA, USA 95762-5712

The information contained herein is proprietary.

Although every precaution has been taken in the preparation of this document, Intentional Billing Services assumes no responsibility for errors or omissions. Neither is any liability assumed for damages resulting from the use of the information contained herein.

Throughout this document trademarked names are used. Rather than put a trademark symbol in every occurrence of a trademarked name, we state that we are using the names only in an editorial fashion and to the benefit of the trademark owner with no intention of infringement on the trademark.

Printed in the United States of America.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                          PAGE

INTRODUCTION...................................................................

SECTION 1: INSERT ORDER FORM INSTRUCTIONS &
             SECURING AN INSERT NUMBER........................................
    Order Form Instructions...................................................
    Overweight Postage Policy Disclaimer......................................

SECTION 2: INSERT AND ENVELOPE SPECIFICATIONS..................................
    Definition of an Insert...................................................
    Insert Dimensions.........................................................
    Additional Requirements for Inserts.......................................
    Insert Identification.....................................................
    Contingency for Damage....................................................

SECTION 3: INSERT PACKAGING....................................................
      Packaging................................................................
      Labeling of the Insert Package...........................................
      Sample of Label..........................................................

SECTION 4: SPECIAL HANDLING....................................................
    Special Handling Charge ..................................................

SECTION 5: STORAGE.............................................................
      Storage Charges..........................................................

SECTION 6: EXCESS/SHORTAGE OF INSERTS..........................................
    Shortage of Inserts........................................................
    Return of Excess Inserts...................................................

INTRODUCTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The purpose of this guide is to provide you, the customer, with the necessary specifications to design, order, and complete the process of utilizing our inserting service. The format of this material is designed to guide you through the entire process from beginning to completion, or to be used as a quick reference for answers to questions and to locate details for the specifications.

    SECTION 1 -- INSERT ORDER FORM INSTRUCTIONS AND SECURING AN INSERT NUMBER, provides you with the necessary information in completing the Insert Order Form and how we assign an Insert Order Number.

    SECTION 2 -- INSERT AND ENVELOPE SPECIFICATIONS, describes the information required to properly package inserts and label the packages for shipment to IBS. The importance of package size, shape and weight is explained in this section.

    SECTION 3 -- INSERT PACKAGING, explains how your inserts must be packaged to avoid damage to the inserts, which could result in special handling charges.

    SECTION 4 -- SPECIAL HANDLING, explains how inserts are handled that do not conform or comply with the requirements for automated inserting and handling.

    SECTION 5 -- STORAGE, gives the user guidelines for requesting extended storage of inserts.

    SECTION 6 -- SHORTAGE OF INSERTS OR EXCESS INSERTS, describes how the user can give instructions in advance on any variances from the anticipated total inserts ordered and the actual amount of inserts received. This helps avoid unnecessary delays in mailing the statements.

SECTION 1: INSERT ORDER FORM INSTRUCTIONS & SECURING OF AN INSERT ORDER NUMBER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The first step in the inserting process is the completion of the Insert Order Form. The information outlined below is provided to assist our customers in filling out the Insert Order Form.

The second step in the process is the assignment of the insert number. After completing the Insert Order Form, simply fax your Insert Order Form to International Billing Services Insert Control Department, fax number 916/939-4563. Insert Control will assign you an Insert ID number and fax the Insert Order Form back to you with the insert number. This number will be used to control your insert throughout the process and into your envelopes. Remember, you will need a separate insert number for each and every insert.

INSERT ORDER FORM INSTRUCTIONS

Feel free to call the Insert Control Department at 800/545-8017 at any time if you are unclear or need additional assistance in completing any of the forms.

Corp Name - Enter the business name IBS knows you by.

Corp Number - Enter the 5 digit IBS customer number. This number is used to reference the necessary software, paper products, etc. used for your business.

Contact Name - The name of the individual to be contacted should a question regarding this insert arise.

Telephone Number - Provide both a business ahd home telephone number. As we operate 24 hours, 365 days a year, we often need to contact someone during your non-business hours. If we cannot reach someone to clarify an instruction or make a decision regarding the insert, it may cause a delay in the production of your statements.

Alternate Contact - If we are unable to reach the designated contact, who else may we contact to make the necessary decisions regarding this insert.

Alternate Telephone Number - The appropriate business and home telephone numbers for the alternate contact person.

Insert Dates - Fill in the appropriate month, day, and year for the first and last date the insert should run. ALL statement runs within this date range will include this insert.

Title of Insert - The title of the insert should be the same as the main information printed on the piece itself.

Expected Insert Count - How many inserts you will ship to IBS or how many inserts IBS will be printing.

Printing Source - Identify the appropriate printing source for your inserts.

Delivery Date - When you expect the inserts to arrive at IBS.

Late Arrival of Inserts - Identity what you would like IBS to do if your inserts do not arrive in time for your cutoff.

Shortage of Inserts - Identify what you would like IBS to do if we do not have enough inserts to complete the inserting process. If your inserts are printed at IBS, we can go back to press and print any additional inserts.

Excess Inserts - Please identify what should be done with any remaining inserts after all statement runs have been completed. If you want your excess inserts returned, please complete the Return Address box as well as checking the box, "Return to Corp".

Signature - The Insert Order Form must be signed. After you have signed the Insert Order Form you may either fax or mail the completed form to Insert Control.

                               FAX NUMBER: 916/9394563

                                   MAILING ADDRESS:
                            INTERNATIONAL BILLING SERVICES
                         ATTENTION: INSERT CONTROL, M/S 6021
                            5220 ROBERT J. MATHEWS PARKWAY
                            EL DORADO HILLS, CA 95762-5712

                   IBS IS NOT RESPONSIBLE FOR EXCESS POSTAGE DUE TO
                       INSERTS CAUSING THE STATEMENT PACKAGE TO
                         EXCEED ONE OR MORE OUNCES IN WEIGHT.

                REMEMBER THAT EACH INSERT INSERTED INTO YOUR STATEMENT
                  PACKAGE HAS AN IMPACT ON THE TOTAL PACKAGE WEIGHT.

INSERTS MUST ARRIVE AT IBS AT LEAST 5 DAYS PRIOR TO THE FIRST USAGE DATE.

SECTION 2: INSERT AND ENVELOPE SPECIFICATIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DEFINITION OF AN INSERT

An insert is any separate piece of material that is included with the mailing address piece and inserted into the sending envelope.

INSERT DIMENSIONS

The minimum and maximum size allowable for an insert depends on the size of your statement sending envelope. The minimum size of all inserts is determined by the ability to run on the tracking belt of the inserting machines used to insert your statements.

                          INSERT MINIMUM AND MAXIMUM MATRIX

                                                                                  Insert Size
TITLE           PLATFORM       FORM SIZE      FINISHED         SEND
                                             STATEMENT      ENVELOPE         Minimum        Maximum


INSERTER,                   6 5/8 X 7
6 STATION,        CFN       6 5/8 X 9 1/3   3 1/2 X 6 5/8   3 7/8 X 7 1/2  3 1/4 X 5 1/2  3 1/2 X 6 3/4
610003-01                   6 5/8 X 14
-------------------------------------------------------------------------------------------------------
                  CSI       8 1/2 X 11          4 X 8 1/2   4 1/2 X 9 1/2  3 1/4 X 7 1/4  4 1/8 X 8 3/4
          ---------------------------------------------------------------------------------------------
INSERTER
4 1/8 X 9
620137-01         CFI       8 1/2 X 11          4 X 8 1/2   4 1/2 X 9 1/2  3 1/4 X 7 1/4  4 1/8 X 8 3/4
-------------------------------------------------------------------------------------------------------
INSERTER
4 3/4 X 7,        CFI       6 5/8 X 9 1/3   4 2/3 X 6 5/8   5 1/8 X 7 3/4      4 X 5 1/2   4 3/4 X 7
620010-01
-------------------------------------------------------------------------------------------------------
INSERTER,
5 1/2 X 9,        CSU-X4    8 1/2 X 14      5 1/2 X 8 1/2       6 X 9 1/2   3 1/4 X 7 1/4  3 3/4 X 8 3/4
620169-01
-------------------------------------------------------------------------------------------------------
                  CFN-M         7 X 11      4 1/8 X 7       4 1/2 X 8       3 1/4 X 5 3/4  4 1/8 X 7 1/4
INSERTER  ---------------------------------------------------------------------------------------------
4 1/8 X 7,        CFN-M     6 5/8 X 9 1/3   3 1/2 X 6 5/8   3 7/8 X 7 1/2   3 1/4 X 5 1/2  3 1/2 X 6 3/4
620198-01 ---------------------------------------------------------------------------------------------
                  CFN-M     6 5/8 X 11      4 1/8 X 6 5/8   4 1/2 X 7 1/2   3 1/4 X 5 1/2  4 1/8 X 6 3/4
-------------------------------------------------------------------------------------------------------
INSERTER,
5 1/2 X 7         CFN-M     6 5/8 X 11      5 1/2 X 6 5/8   5 7/8 X 7 5/8   3 1/4 X 5 1/2  3 1/4 X 6 7/8
620205-01
-------------------------------------------------------------------------------------------------------

*For Cable customers, the Pay Per View Guide insert Minimum size is 3 1/2" x 5 1/2.

For all other sending envelopes, contact Insert Control regarding the minimum size for your inserts.

MAXIMUM
the maximum size of an insert is determined by the size of the sending envelope. The insert must be 3/4n less then the width of the sending envelope and 3/8" less than the height of the sending envelope.


                                [DRAWING OF ENVELOPE]


                                [DRAWING OF ENVELOPE]


MIXING SIZES
When mixing different size inserts within the same envelope, the difference in length of the inserts can be no more than 1 1/4".

ADDITIONAL REQUIREMENTS

PERFORATION REQUIREMENTS:

If a perforation is required on the insert, it must be a minimum of an 8 TPI (teeth per inch) to avoid separation during shipping and the inserting process. Perforation ties MUST be strong.

STICKERS:

Stickers and inserts with peel and stick requirements need to follow the size and perforation guideline. A common problem with these types of inserts is that they stick together during the inserting process, which causes significant delays. To avoid delays caused by inserts sticking together, a one quarter inch edge must be provided that does not have the adhesive backing. Please send a sample for testing, prior to having the insert printed, to ensure that the insert can be processed.

UNIFORMITY:

All inserts using the same insert number, MUST all be cut to the same size.

STAPLES:

If staples are required on the leading edge of an insert, staples must be at least 1 3/4" from the center of the insert (a 3 1/2" wide staple free area) and must be consistent on all inserts. Non-compliance with the stapling guideline and placement will result in special handling charges. (See Section 3: SPECIAL HANDLING).

ADDITIONAL SPECIFICATIONS:

The ideal insert paper stock is 60 lb. Perforations must be strong enough to hold together during the inserting process: absolutely NO PLASTIC, METAL, MAGNETS OR OTHER OBJECTS.

WEIGHT        STANDARD            VELLUM              GLOSS COATED
             WOVE OFFSET
--------------------------------------------------------------------------------
45 lb.        Folded Only         No                  No
--------------------------------------------------------------------------------
50 lb.        Folded Only         Folded / Single     No
--------------------------------------------------------------------------------
60 lb.        Folded / Single     Folded / Single     Folded Only
--------------------------------------------------------------------------------
70 lb.        Folded / Single     Folded / Single     Folded Only
--------------------------------------------------------------------------------
80 lb.        Folded / Single     Folded / Single     Folded / Single
--------------------------------------------------------------------------------
100 lb.       Folded / Single     Single              Folded / Single
--------------------------------------------------------------------------------

** Anything over 100 lb. needs to be approved in advance.

INSERT IDENTIFICATION

IBS REQUIRES THAT THE INSERT IDENTIFICATION NUMBER BE PRINTED ON EACH INSERT. THIS INSERT NUMBER IS USUALLY PLACED IN A LOWER CORNER OF THE INSERT IN SMALL PRINT. IF THE INSERT IS FOLDED, THE INSERT NUMBER MUST BE PLACED ON THE OUTSIDE. AS MANY INSERTS ARE VIRTUALLY IDENTICAL, SUBTLE DIFFERENCES ARE EASILY MISTAKEN. THIS INSERT NUMBER ENSURES THE PROPER INSERT IS INSERTED INTO THE CORRECT STATEMENTS.

FOLDS


All folds must be even, square, crisp and uniform. A fold on the short side of the insert or an accordion fold is not insertable by machine. One, two or three folds may be used as long as they are uniform and square and present one finished edge. See the fold examples below.



diagram



Inserts not meeting these fold specifications require either hand inserting or hand sorting. These situations could result in delay of the statements and slow the machines inserting capabilities. Non-compliance of the fold specifications will result in special handling charges.

CONTINGENCY FOR DAMAGE

Inserts may be damaged during shipping and inserting. The chart below will assist you in understanding the percentage of additional inserts that should be printed for contingency usage.

Damaged inserts will be discarded. If "good" and "bad" inserts are mixed, they will be subject to a special handling charge for sorting.


         QUANTITY SHIPPED                   % OF EXTRA REQUIRED
--------------------------------------------------------------------------------
    0-100                                            25%
--------------------------------------------------------------------------------
    101-5,000                                        10%
--------------------------------------------------------------------------------
    5,001-10,000                                      7%
--------------------------------------------------------------------------------
    10,001-50,000                                     5%
--------------------------------------------------------------------------------
    50,001-100,000                                    4%
--------------------------------------------------------------------------------
    100,001-1,000,000                                 3%
--------------------------------------------------------------------------------
    1,000,001 or more                                 2%

SECTION 3: INSERT PACKAGING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PACKAGING

Boxes need to be packaged so that the contents do not shift, move, warp, or otherwise be subject to damage during shipment. A major delay occurs in the processing of inserts when a package is received with the contents damaged.

Inserts must be bundled in 4" packets and fit snugly into the box to avoid slippage while being shipped. IBS recommends that the bundles be banded with paper bands. Do not use shrink-wrap or rubber bands. Do not cross-stack the inserts within a stack or bundle. All folds must face the same direction within a stack or bundle. A divider must be placed between each layer of inserts so that they do not intermingle, nest, or collate inside of each other during shipment.


Do not use Styrofoam "peanuts" as packing. They allow the inserts to shift in transit and handling, causing damage that may result in the need to hand sort your inserts.

Because your inserts will be handled several times, shipping cartons must not weigh more than 35 lb. Box size should not exceed 12" x 18" x 9".

Non-compliance with the packaging guidelines will result in special handling charges.

LABELING OF THE INSERT PACKAGE

All boxes must be clearly marked to reflect their contents. For example, the insert identification number (assigned by IBS) and your Corp number, must be on the label in order to identify your inserts. The quantity in each box and the total number of boxes must be printed on the label, example: 1,500 pieces; box 2 of 20. See sample of label on page 12. Packages that are received unmarked are not entered into our system.

Unidentified inserts that arrive at IBS are located in a problem area of our Materials Management Department. A sample of this insert, along with the return label on the box is sent to Insert Control. Every attempt is made to locate the proper recipient of these inserts. A special handling charge will apply once the insert is identified.

Inserts that remain unidentified for 60 days will be discarded as well as any insert that remains unidentified after an offer/date printed on the insert has expired. Each box must be marked with the Insert Identification Number to avoid any chance of your insert being discarded as unidentifiable. IBS CANNOT BE RESPONSIBLE FOR UNIDENTIFIABLE INSERTS.

    SAMPLE OF LABEL

         INTERNATIONAL BILLING SERVICES
         5220 ROBERT J MATHEWS PARKWAY
         EL DORADO HILLS, CA 95762-5712
         TOTAL SHIPPED ________________
         INSERT # _____________________
         BRIEF DESCRIPTION _____________
         CORP # __________ BOX _____ OF _____

         The above label is for statements being inserted at IBS I

         INTERNATIONAL BILLING SERVICES

         9950 MILLS STATION
         SACRAMENTO, CA 95827-2202
         TOTAL SHIPPED ________________
         INSERT # _____________________
         BRIEF DESCRIPTION _____________
         CORP # __________ BOX _____ OF _____

         The above sample is for statements being inserted at IBS II

Please contact Insert Control if you have any questions as to which IBS location your inserts should be shipped to.

SECTION 4: SPECIAL HANDLING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SPECIAL HANDLING CHARGE

A Special Handling charge will be assessed for any non-compliance with the specifications. The amount of the charge is dependent upon the deviation from the specification. Situations involving a Special Handling fee of $100 or less will be resolved and automatically charged without notification. Any amount above $100 will be quoted for each occurrence.

The following occurrences are situations which always generate Special Handling
Charges:

Unidentified inserts that arrive at IBS without an insert number on each box require special handling, therefore, a flat fee of $100 will be charged.

Inserts arriving at IBS that are not uniform in size or weight require sorting. Inorder to gain the maximum efficiency in preparing your statements for mailing, we require that all inserts be uniform in size (length and width) and thickness (paper weight or number of folds per insert).

Packaging specifications must be in compliance with IBS guidelines. If packaging specifications are not adhered to, the cartons must be repackaged into sizes that conform in both dimension and weight.

Folds that do not meet IBS specification.

Staples that are in non-compliance with the stapling guideline.

Inserts that do not meet IBS specifications, but can be run on the inserting machines, resulting in Production slow down.

PLEASE NOTIFY YOUR PRINTER OF ALL IBS SPECIFICATIONS TO AVOID DELAYS AND SPECIAL HANDLING CHARGES.

            ALL OF THE GUIDELINES IN THIS DOCUMENT ARE FOR YOUR PROTECTION
                   IN CONTROLLING COSTS AND RESOURCES. IF YOU HAVE
                    ANY QUESTIONS REGARDING OUR INSERT GUIDELINES,
                   PLEASE CONTACT OUR INSERT CONTROL DEPARTMENT AT
                                    800/545-801 7.

SECTION 5: STORAGE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

STORAGE CHARGES

Inserts arriving at IBS more than 60 days prior to their scheduled use, or held by request of the customer for more than 45 days beyond their last use, are subject to a storage charge.

These charges will be calculated and charged based on your contract agreement.

SECTION 6: SHORTAGE/EXCESS OF INSERTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

All inserts must have pre-arranged instructions for disposition of unused inserts via the Insert Order Form. Whenever Mail back" or disposition instructions are not received, the unused materials will be disposed of by IDS. IBS cannot be held responsible for disposition of inserts that do not have clear disposition instructions.

SHORTAGE OF INSERTS

IBS offers customers two choices when faced with a shortage of inserts. Clear instructions as to your decision must be marked on your Insert Order Form to avoid delays in the mailing of your statements. These options are:

1.  Run Without: Mail the remaining statements without the insert.

2. Call you for instructions. This can cause a delay in mailing your statements. When selecting this option, we may need to reach you during the night, weekends, or holidays. If there is a time during the night that you do not want to be called, you must state this or the call will be placed at anytime during the night. We ask that you provide accurate work and home telephone numbers. If you are planning a vacation, you may want to consider an alternate contact.

RETURN OF EXCESS INSERTS

Excess inserts will be returned to the customer only if requested on the Insert Order Form. Excess inserts are returned within the first 2 weeks of each month. All inserts are returned via UPS ground unless special arrangements have been made. UPS ground takes 5 to 10 working days to reach the delivery address.

                                     ATTACHMENT H

                                        QSPEC

                                                                    ATTACHMENT H

                                PROCESS DOCUMENTATION
                                        QSPEC

1.0 Account Management / Business Conversions

    1.1 Receives new order from IBS Customer or a revision to an existing order and initiates CFI - QSPEC Transmittal Form #G-1899 (for all continuous forms products) or CSI - QSPEC Transmittal Form #G-1887 (for all cutsheet form products). This form will hereafter be referred to as simply "QSPEC". CFI will hereafter refer to continuous form products running on the CFI and/or the CFN-M production lines. CSI will hereafter refer to cutsheet from products running on the CSI and/or CSUX4 production lines.

    1.2  Enters Information on First Four Fields of the QSPEC (5 Entries)

         1.2.1 Enters Corp Number (Customer Billing Number). This number is supplied by the Account Manager or Project Manager. Corp Numbers are obtained from the Accounts Receivable Department. They are designed to be useful for market segmentation or to identify locations or groups within a company.

         1.2.2     Enters Customer Name = Account Name for this Order

         1.2.3     Enters type of document being ordered:

                        1.2.3.1  1st Sheet
                        1.2.3.2  2nd Sheet
                        1.2.3.3 Send Envelope (Indicate With Indicia/Without Indicia)
                        1.2.3.4 Flat Envelope (Indicate With Indicia/Without Indicia)
                        1.2.3.5  Remit Envelope

         1.2.4 Enters Old Insert Number taken off the previous form or envelope if revising. If no previous number exists, enters "new".

         1.2.5 Enters New Insert Number assigned to each form or envelope ordered. This number is obtained by calling Insert Control and requesting a number or Paper Products Manager sends a form to Insert Control indicating the Customer and Job Type. Insert Control supplies the number and routes back.

    1.3  Faxes copy of QSPEC to Materials Planning

    l.4  Initiates Graphics & Printing Work Order IBS # 1502. G-1028

    1.5 Fills in all necessary information on the work order in the fields above the dotted line. Information is obtained from the following sources.

         1.5.1 Customer, either directly or by reviewing prior form or envelope orders

    1.5.2 IBS Account Manager for this Customer

    1.5.3 New Business Director

          1.5.4     New Project Managers

    1.6  Initials and  Dates QSPEC Section 1, #1

    1.7 Routes the following documents to the Customer Service Area in the Graphics and Priming Department

         1.7.1     Original QSPEC

         1.7.2     Original Graphics and Printing Work Order

         1.7.3     Any Samples provided by the Customer

         1.7.4     Any Specifications for revisions supplied by the Customer


2.0 Materials Planning (see 1.3)

    2.1  Receives faxed copy of QSPEC (13) from Account Management

    2.2  Enters Old SKU number in space provided on QSPEC (if migration)

    2.3 Assigns New SKU Number (core numbering system assigned by cost accounting)

    2.4 Verifies New SKU Number in Database System to make sure it is open, available and updated

    2.5  Reviews materials and inventory necessary for order.

         2.5.1     Establishes run-out date for existing inventory

         2.5.2 Establishes need dates for artwork to manufacture new inventory

    2.6  Initials and dates QSPEC, Section 2, #1

    2.7  Initials and dates QSPEC, Section 2, #2

    2.8  Faxes copy of QSPEC to Graphics and Printing Customer Service area

    2.9  Holds original fax in department files


3.0 Graphics and Printing (Includes two areas: Graphics and Printing Customer Service and Graphics and Printing Forms Production)

    3.1 Graphics and Printing Customer Service (Hereafter referred to as "Customer Service")

         3.1.1 Receives packet from Account Management with documents listed in 1.7

         3.1.2 Verifies that all documents listed in 1.7 are clear and legible

                   3.1.2.1 If clarification necessary, notifies Account Management who contacts the Customer

                   3.1.2.2 Works directly with Customers only if a notation is made by Account Management on the Work Order to do so

         3.1.3 Fills in the Graphics and Printing Work Order using the documents in 1.7. Enter all the specifications required to produce the artwork on the portion of the Work Order that is below the dotted line (above portion is already filled in by Account Management); This is called "specing the work order".

         3.1.4 Receives a faxed copy of QSPEC from Materials Planning with sign-offs on SKU information and inventory review (see 1.3 and 2.8)

         3.1.5     Transfer the information on the fax to the original QSPEC

         3.1.6 Faxes copy of QSPEC received from Materials Planning to Account Management (Paper Products Manager) and files the faxed copy received from Materials Management in the department

         3.1.7 Routes all documents in 1.7 to Forms Production to create Laser Proof Pack Packet

                   3.1.7.1 Places items in a large envelope called a "job jacket" and insert a YELLOW TAG to show the stage of the artwork development

         3.1.8 Note: Documents may be sent to Forms Production before the fax is received from Materials Planning in which case, Customer Service would hold the information (3.1.4) in the department and enter it when the QSPEC is returned to them by Forms Production

    3.2 Graphics and Printing Forms Production Area (Hereafter referred to as "Forms Production")

         3.2.1     Reviews documents in 1.7 for the following:

                   3.2.1.1   Postal Requirements
                   3.2.1.2   Form Size and Placement Compatibility with
                             Envelope
                   3.2.1.3   Mechanical Restrictions
                   3.2.1.4   Bar-Code Compatibility with Systems

         3.2.2 Supervisor initiates internal "Graphics Checklist: #G-1897 which tracks the customer order through the forms design and development process

                   3.2.2.1 Provides a checklist and sign-off for the Forms Analysts as they create the graphics

                   3.2.2.2 Registers the job on the mainframe system and tracks each Step

                   3.2.2.3  Serves as a quality control document

                   3.2.2.4  Utilizes first four sections of the checklist only

                   3.2.2.5 This is an internal control and is filed with the Work Order in the Forms Production department upon completion of the project

         3.2.3 Using the documents in 1.7, creates a Laser Proof Packet which contains the following:

                   3.2.3.1   Laser Printout of Proposed Artwork (100%
                             Composite)

                             3.2.3.1.1  At this point, Forms Analyst will
                                       initial and date Section 3, #3 on the
                                       QSPEC if there is a bar-code which needs verification

                   3.2.3.2   Color separations
                   3.2.3.3   Specification Sheets
                   3.2.3.4   Folded mock-up of envelope(s)

         3.2.4 Using the same documents in 1.7 creates a "Specifications Only" packet

         3.2.5     Routes both Packets to Customer Service

    3.3 Customer Service area receives Laser Proof Packet and Specifications Only Packet from Forms Production


         3.3.1 Verifies and proof reads both packets against the documents supplied by Account Management (1.7) for accuracy

         3.3.2     If necessary, makes any correction in red ink

         3.3.3 Initials and dates Line 3, one of the two boxes under Graphics on the Work Order, indicating with or without changes

         3.3.4 Stamps the Laser Proof Packet (3.2.3) with the "Proof Status" Stamp (on the Specification Sheet) and routes to Account Management

                              [BOX FOR STAMP IMPRESSION]

         3.3.4 Stamps the Specifications Only packet (3.2.4) with the "Preliminary for Press Only" stamp and routes to Materials Planning as a head start on securing stock and scheduling a vendor. This packet is filed in the Management Planning area

                              [BOX FOR STAMP IMPRESSION]

    3.4  Account Management

         3.4.1     Receives the Laser Proof packet from Customer Service

         3.4.2 Verifies the Laser Proof Packet against the original order as it was submitted

                   3.4.2.1  Checks the appropriate box on the Proof Status
                            Stamp

                   3.4.2.2  Initials and dates the stamp

                   3.4.2.3 These steps may be performed by either the Paper Products Manager or the Account Director or both if appropriate

         3.4.3 If corrections are needed, uses blue ink and marks on appropriate proof

         3.4.4     Box #1 indicates information is correct as is, OK to print

         3.4.5 Box #2 indicates changes to be made by Forms Production but it's OK to print after changes are made and no further route for approval is necessary

         3.4.6 Box #3 indicates that changes need to be made by Forms Production and a new Laser Proof Packet routed back to Account Management which begins the approval process again

         3.4.7     Routes Laser Proof Packet back to Customer Service

    3.5  CUSTOMER SERVICE

         3.5.1     Receives the Laser Proof Packet from Account Management

         3.5.2 Routes Packet to Forms Production to create the Customer Proof Packet and the QSPEC Packet (if box #1 or box #2 is checked)

                   3.5.2.1 Removes the yellow tag from the job jacket and inserts a BLUE TAG to show the stage of the artwork development
                   3.5.2.2   Initials and Dates QSPEC. Section 3 #2

         3.5.3 If box #3 is checked, routes to Forms Production to make changes and when completed, reroutes for verification as in
                   3.3 and 3.4 and 3.5 above

         3.5.4 After corrections are made, routes the Laser Proof Packet to Forms Production to create the Customer Proof Packet and the QSPEC Packet

    3.6  Forms Production

         3.6.1     Receives the Laser Proof Packet from Customer Service

         3.6.2     Creates the Customer Proof Packet containing the following

                   3.6.2.1  Blue Line (Contact Image Negatives), Front and Back
                   3.6.2.2  Film Positive (Acetate), Front and Back
                   3.6.2.3  Specification Sheet(s)
                   3.6.2.4  Color Proof (Indicates Ink Colors), Front and Back

         3.6.3     Stamps the Blue Line (3.6.2.1) with the "Customer Approval
                   Stamps"

                              [BOX FOR STAMP IMPRESSION]

         3.6.4 Concurrently Creates the entire QSPEC Packet which contains the following:
                   3.6.4.1   QSPEC Artwork Transmittal Form
                   3.6.4.2   Buy-Off Loop Checklist
                   3.6.4.3   Laser Copy of Specification Sheet
                             (Verbiage/numbers)
                   3.6.4.4 Bar-Code Verification Sheet (if bar-code is required)
                   3.6.4.5   Graphics & Printing Work Order
                   3.6.4.6   Samples Supplied by Customer (forms/envelopes)
                   3.6.4.7   Film Positive (Acetate)
                   3.6.4.8   Three Dimensional Mockup of any Envelopes
                   3.6.4.9   Color Proof (Indicates Ink Colors), Front & Back
                   3.6.4.10  Any E-Mail Correspondence related to the order

         3.6.5 Routes the Customer Proof Packet (3.6.2) to Customer Service to verify contents and completeness

         3.6.6 Routes the QSPEC Packet (3.6.4) to the Graphics and Printing Production Manager (or Supervisor) to verify contents, completeness and accuracy

                   3.6.6.1 Manager or Supervisor, after verifying that the job is correct, signs and dates the QSPEC form,
                             Section 3, #4 and adds comments

                   3.6.6.2   Routes the QSPEC Packet to Customer Service

    3.7  Customer Service

         3.7.1 Receives the Customer Proof Packet and the QSPEC Packet from the Graphics and Printing Manager

         3.7.2     Verifies that both packets are complete and accurate

         3.7.3 Routes the Customer Proof Packet (3.6.2) to Account Management who will obtain the Customer signature approvals

         3.7.4     Initials and dates Section 3, #5 on the QSPEC form

         3.7.5 Begins routing the QSPEC Packet (3.6.4) through production, starting with Engineering (This happen at the same time as the Customer Proof Packet is going out to Customer for approval)

                   3.7.5.1 If no "send" envelopes are present, crosses off the 3rd Engineering discipline and routes to the first two only

    3.8  Account Management

         3.8.1 Paper Products Manager receives the Customer Proof packet from Customer Service

         3.8.2 Verifies Customer Proof Packet against the original submission and if correct, sends to Customer via Federal Express overnight delivery requesting signature approval on blueline

                   3.8.2.1 If Customer Service has been directed by Account Management to work directly with the customer, Customer Service will send out the Customer Proof Packet

                   3.8.2.2 Optimal turnaround is for Customer to fax back a copy of the blueline with their approval within 3 days of receipt (signed blueline with stamp (3.6.3)

                   3.8.2.3 If not correct, indicates changes and routes back to Customer Service who resubmits to Forms Production to make changes and then proceeds as in 3.7.3

         3.8.3     Receives faxed copy of blueline back from Customer

                   3.8.3.1   Routes faxed copy to Customer Service

                   3.8.3.2 Eventually receives original blueline and routes also to Customer Service

                   3.8.3.3 Proof Status stamp signed by Customer instructs Customer Service to

                             3.8.3.3.1      Print as is (Box #1)
                             3.8.3.3.2      Print with changes (Box #2)
                             3.8.3.3.3 Revise as indicated and resubmit a revised proof by a specified date (Box #3)

                   3.8.3.4 If Customer sends reminder of Proof Packet items (3.6.2) back to IBS, Account Management files them in the Department

         3.8.4 Ameritech is a special account for IBS and has given Customer approval authority to the IBS Account Director.

                   3.8.4.1 Account Director receives Customer Proof Packet from Paper Products Manager and does the following:

                             3.8.4.1.1  Looks at each item in the packet
                             3.8.4.1.2  Lines up film with color proof
                             3.8.4.1.3 Checks color schemes to make sure they are correct
                             3.8.4.1.4  Reviews for changes submitted
                             3.8.4.1.5 Scans items that are not changed for correct positions

                   3.8.4.2   Signs off on the Customer approval stamp as in
                             3.8.3.3

                   3.8.4.3 Routes packet back to Paper Products Manager who proceeds as in 3.8.2

         3.8.5 Other specific accounts also allow IBS Account Director(s) to act on behalf of the Customer. In these cases, IBS Account Director receives the Customer Proof Packet and assumes the role of the Customer for sign-off purposes

         3.8.6 After signing off, routes Customer Proof Packet back to Customer Service

         3.8.7 Account Management does the following in the remote event that the project is canceled by the Customer

                   3.8.7.1   Informs Insert Control to cancel insert (Corp)
                             Number
                   3.8.7.2   Informs Materials Planning to cancel SKU
                   3.8.7.3   Document number of hours dedicated to the project
                   3.4.7.4   Informs Customer Service of cancellation
                   3.8.7.5 Requests Customer Service to route QSPEC Packet to Forms Production to file

    3.9  Customer Service

         3.9.1     Receives the faxed copy of the blueline from Account
                   Management

                   3.9.1.1 If Box #3 on the blueline is checked, routes blueline to Forms Production to revise

                   3.9.1.2 Forms Production makes changes and customer service either submits new stamped blueline or laser copy of revised art to Account Management who resubmits to Customs as in 3.8

                   3.9.1.3 If Customer Service has been directed by Account Management to work directly with the Customer, Customer Service will resubmit

         3.9.2 Note Customer Service eventually receives the original blueline signed off by the Customer (either directly or forwarded by Account Management). (3.8.3.2)

                   3.9.2.1   Customer Service holds on to the blueline until
                             Section 8 on the QSPEC is signed off and forwards it on to Forms Production where it is used to create the Vendor Art Packet. It is then filed in that area for access in the event that it is needed to confirm Customer acceptance.

4.0 Engineering (see 3.7.5)

    4.1  Receives QSPEC Packet routed from (or hand carried by) Customer
         Service

    4.2 Reviews Specific items in the Packet for impact on the machines which print the forms or envelopes. Engineering is interested in the physical properties of these documents

    4.3 Three Engineering disciplines verify compatibility with the print machines

         4.3.1 Mechanical Engineering reviews overall specifications (Section 4, #1 on the QSPEC Form) on new forms and envelopes that the my are expecting to see (physical properties)


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                   4.3.1.1   Form size
                   4.3.1.2   Envelope size
                   4.3.1.3   Clear zone on "send" envelopes (Double Detector
                             Zone)
                   4.3.1.4 Other physical properties that the machines are expecting to SEE

         4.3.2 Electrical Engineering verifies areas the machines are expecting to read (Section 4, #2 on the QSPEC) on new forms and envelopes, predominately bar-code

                   4.3.2.1 Forms verification bar codes and envelope bar cores
                   4.3.2.2   Color and contrast of bar codes
                   4.3.2.3   Size of bar codes
                   4.3.2.4   Content of bar codes (value)
                   4.3.2.5 Any other physical properties that the machines are expecting to READ

         4.3.3 Sustaining Engineering looks at all documents as an overview (Section 4, #3 on the QSPEC ) and signs off on all "Double Detector Zone" checks. This discipline is considered "Post R&D"

                   4.3.3.1 Verifies all items that the Mechanical and Electrical R&D Engineers have already checked. This is a 2nd verification process

                   4.3.3.2 Focuses on all of the above with relation to PRODUCTION EQUIPMENT

    4.4 After verifying that all forms and envelopes in the QSPEC Packet meet correct specifications as relates to printing machinery, Engineering marks the appropriate section on the QSPEC form (4.3.1, 4.3.2, 4.3.3 above) indicating one of the following, initials and dates the form in each respective area send adds comments

         4.4.1     OK to print as is

         4.4.2     OK to print with indicated changes

         4.4.3     Change * (need to see again)

    4.5  Routes QSPEC back to Customer Service

         4.5.1 If forms or envelopes are incorrect, indicates changes. Currently form is not rerouted back to Engineering for a 2nd look after changes are made

    4.6 Customer Sentence receive QSPEC packet from Engineering and routes to Postal area

         4.6.1 If no envelopes are present, crosses off Postal on the QSPEC and goes right to Printer Technology
5.0 Postal

    5.1 Postal Liaison (Or Director) Receives QSPEC Packet (3.6.4) from Custom Service


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    5.2  Checks forms to see that address presentation in the envelope window meets Postal regulations and standards

    5.3  Verifies that every envelope in the packet meets postal requirements

         5.3.1 Removes the envelope from the packet and lines it up with the Postal Template provided by the United States Postal Service, (USPS, 1992)

         5.3.2 Verifies that envelopes meet all of the specifications for automated mail processing as dictated in the DMM (Domestic Mail Manual)

                   5.3.2.1 After printing and stuffing the envelopes, IBS mails direct to the customers who are being billed

         5.3.3 Inserts the forth into the window envelope exactly as it will be produced to verify that the combination meets both the Template and DMM guidelines

    5.4  Makes corrections if any and returns all documents to the QSPEC Packet

    5.5 Initials and dates Section 5 on the QSPEC Form, adds comments and marks one of the following:

         5.5.1     OK (as is)

         5.5.2     OK (with indicated changes)

         5.5.3     Change* (Need to again)

    5.6 Routes QSPEC Packet back to Graphics Department, Customer Service and currently does not receive the Packet back after change are made

    5.7 Customer Service receives packet from Postal and routes to Printer Technology

6.0 Printer Technology

    6.1 Director of Computer Operations or Director of Software Technology receives QSPEC Packet from Graphics Customer Service

         6.2.1 Director of Computer Operations review only old CSI forms that are being revised, otherwise his name is crossed out on the QSPEC

         6.2.2 Director of Software Technology reviews all other CFI and CSI forms

    6.2 Performs a General Review to ensure overall integrity of the form in relation to data and verifies the following:

         6.2.1     That the new form will match current print capabilities

         6.2.2 That the information the Customer is providing via tape or transmission will be compatible with the form design and that the data will fit in the proper field positions on the pre-printed form

         6.2.3 That target boxes are the correct size for the print font and placement


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         6.2.4     That if repeats are used on fanfold forms, they will be
                   correct and in increments of 1/6 inches

         6.2.5     On page one bill stock:

                   6.2.5.1 That the circle/dot relationship is correct for alignment (CFI)

                   6.2.5.2 If a summary page bar-code is used, that it is on the right side or bottom of the page and that there is room for it

                   6.2.5.3   That the forms verification bar-code is present

         6.2.6     On the detail page(s) bill stock:

                   6.2.6.1   That HOF marks are present for the Delphex Printer

                   6.2.6.2   That forms verification bar-codes are present

         6.2.7 For forms printed the HP Printer, that nothing is in the "unprintable area"

         6.2.8 That there is a space for the data that must appear in the envelope window

    6.3 Initials and dates Section #6 on the QSPEC Form, adds comments and marks one of the following:

         6.3.1     OK (as is)

         6.3.2     OK (with indicated changes)

         6.4.3     Change* ( need to see again)

    6.4  Routes to Customer Service

    6.5 Customer Sentence receives QSPEC Packet from Printer Technology and routes to Production

7.0 Production (CF1, CSI)


    7.1 Director receives QSPEC Packet from Customer Service and verifies the following:

         7.1.1 Bar code verifications (on film positive) for readability and decodeability

         7.1.2     Fold marks on forms

         7.1.3     Window placement and size on envelopes

         7.1.4     Architecture and structure of envelopes

         7.1.5     Alignment boxes and corner registration marks for Printers

         7.1.6     HOF marks for Delphax Printers


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    7.2  If all of the above meets specifications, initials Ed dates Q-Spec,
         Section #7, adds comments and marks one of the following:

         7.2.1     OK (as is)

         7.2.2     OK (with indicated changes)

         7.2.3     Change* (need to see again)

    7.3  Routes packet to Customer Service

    7.4 Customer Service receives Packet back from Director and routes to Special Handling Production Area (if a manual process required)

         7.4.1 If a manual process is not required, Customer Service crosses out that name on the QSPEC and routes directly to Account Management

    7.5  Special Handling Production

         7.5.1 Handles production of all non-standard flats, envelopes and boxes which are not able to be produced on automated equipment

         7.5.2     Manager receives QSPEC Packet from Customer Service

                   7.5.2.1 Removes all items in the Packet and looks them over

                   7.5.2.2 Locates the Change Sheet in the packet and identifies the item which is being changed

                   7.5.2.3 Verifies that the change is correctly depicted in the samples

                   7.5.2.4 If the data which appears in a window envelope is being changed, verifies that the data is compatible with the window on the envelope or box

    7.6 Initials & Dates QSPEC, Section 7, adds comments if any, and marks one of the following:

         7.6.1     OK (as is)

         7.6.2     OK (with indicated changes)

         7.6.3     Change. (need to see again)

    7.7  Routes Packet to Customer Service

    7.8 Customer Service receives QSPEC Packet from Production or Special Handling area

         7.8.1     Routes Packet to Account Management

8.0 Account Management / New Business Conversions (see 7.3.2)


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    8.1  Paper Products Manager receives QSPEC Packet from Customer Service and performs a final review on all documents (forms and envelopes) against the original order,. initials and dates Section 8, #1

    8.2 If appropriate routes QSPEC Packet to Account Director or Manager, if it is a form or envelope for an existing Customer or to the appropriate New Business Development Manager, if it is for a new Customer

    8.3 Account Director or New Business Development Manager verifies that the items in the Packet are correct and initials and dates the QSPEC Form,
         Section 8, #2, adds comments and routes to Paper Products Manager

         8.3.1 #2 will not be initialed in every instance if only Paper Products Manager signature is required and the Packet is not passed on

         8.3.2 Account Manager or Paper Products Manager reviews the Packet and if there are any changes makes comments on the form and marks one of the following:

                   8.3.2.1   OK (as is)

                   8.3.2.2   OK (with indicated changes)
                   8.3.2.3   Change* (need to see again)

    8.4  Routes the QSPEC Packet to Customer Service who routes to Forms
         Production

9.0 Customer Service receives the QSPEC Packet and is already holding the original signed-off blueline

    9.1  Routes the following to Forms Production

         9.1.1     Customer approved blueline (see 3.9.2)

         9.1.2     Original signed QSPEC Packet (8.5)

    9.2 Removes the blue tag from the job jacket and replaces it with a GREEN TAG to document this stage in the artwork development

    9.3 Forms Production receives the job jacket with the documents in 9.1 and verifies contests for completeness and accuracy

         9 3.1 Makes revisions indicted by everyone on the QSPEC routing if any

                   9.3.1.1 At this point, if anyone on the QSPEC routing hut requested to see their changes, the QSPEC Packet is routed to those individuals to approve and route back and then proceed as in 9.0 - 9 3

         9.3.2 Using the items in the job jacket. creates the Vendor Art Packet which contains the following:

                   9.3 2.1   Specification Sheets (3 sets)
                   9.3.2.2   Gold cony of the Q-Spec Form
                   9 3.2 3   Blueline


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                   9.3.2.4   Film Positives
                   9.3.2 5   Color Proof
                   9.3.2.6   Negatives
                   9.3.2.7   Floppy Disk containing all files and art for the
                             job

         9.3.3 Makes 2 Vendor Packets for envelope and 1 for forms unless indicated on the Work Order that 2 Art Packets are needed for forms

         9.3.4     Creates Receiving Dock Packet which includes:

                   9.3.4.1   Specification Sheet(s)

                   9.3.4.2   Film Positive(s)

         9.3.5     Routes the Vendor Art Packet to the Graphics and Printing
                   Manager

         9.3.6     Files the remainder of the QSPEC Packet in Forms Production

    9.4  Graphics and Printing Manager

         9.4.1     Verifies each item in the Packet for accuracy and Proofreads

         9.4.2 If corrections are necessary, returns to Forms Production to make changes and route back

         9.4.3 Reviews changes and Initials and dates Section 9 indicating that the artwork is ready for print

         9.4.4     Routes the packet to Customer Service

    9.5 Customer Service receives the Vendor Art Packet and the Receiving Packet from Forms Production

         9.5.1     Routes the Vendor Packet to Materials Planning

         9.5.2     Routes the Receiving Packet to Materials Management

10.0 Materials Planning

    10.1 Receives the Vendor Art Packet from Customer Service

         10.1.1 Removes QSPEC form and one of the specification sheets and files in the Department

         10.1.2 Writes a purchase order for the print job and routes to Purchasing Department

                   10.1.2.1  Includes remainder of Vendor Art Packet with order

11.0 Purchasing Department places order with Vendor and forwards the order with the Vendor Art Packet included (Packet becomes property of Vendor)

12.0 Receiving Dock (Materials Management)


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    12.1 Receives the Receiving Art Packet from Customer Service

    12.2 Holds until product comes in and matches

         12.2.1 Overlays the film positive on the product to males sure it is exact

         12.2.2 Verifies against the specification sheet(s) that the product is made correctly

         12.2.3    Verifies that the following elements are correct:

                   12.2.3.1  Perforations
                   12.2.3.2  Color Codes
                   12.2.3.3  Cut Tolerance
                   12.2.3.4  General Print Quality
                   12.2.3.5  Alignment to Specification Sheet
                   12.2.3.6  Use of correct materials

    12.3 If all checks out OK, releases to Inventory

    12.4 If the order is not correct, does the following:

         12.4.1    Notifies purchasing that the order is incorrect

         12.4.2    Places the product in Site 502 Quarantine

    12.5 Receives verbal OK from Purchasing that the product is released as is

         12.5.1    Moves product to Site 500, General Warehouse

    12.6 If Purchasing inspects product and finds it is not releasable, Purchasing

         12.6.1 Inspects product (with Vendor representative present if made outside IBS)

         12.6.2    Initiates a CFC (Claim for Credit)

         12.6.3    Initiates an ADA (Asset Disposition Authorization)

    12.7      Eventually disposes of the unusable inventory

13.0 When product is received and released, Purchasing notifies Account Management (Paper Products Manager), and in the event that it is rejected, also notifies that area. Account Management in turn notifies Insert Control when they begin to use the product or in the case of a reject, begins the QSPEC process over.

    [FLOW CHARTS GRAPHICALLY REPRESENTING THE ABOVE DESCRIBED PROCESSES]




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